Exhibit 10.7c


                           THIRD AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       FOR
                         PLAYBOY TV - LATIN AMERICA, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS ....................................................................    2

ARTICLE II ORGANIZATIONAL MATTERS ........................................................   10

        2.1   Formation ..................................................................   10
        2.2   Name .......................................................................   10
        2.3   [Intentionally Omitted] ....................................................   11
        2.4   Office and Agent ...........................................................   11
        2.5   Addresses of the Members, the Managers and the General Manager. ............   11
        2.6   Purpose of Company .........................................................   11
        2.7   Feasibility Study ..........................................................   11
        2.8   Option to Develop the Playboy Lifestyle Channel USA in the US Lifestyle
              Territory ..................................................................   12
        2.9   On-line Internet Rights Good Faith Negotiation .............................   13
        2.10  Playboy Lifestyle Rights of Good Faith Negotiation .........................   13

ARTICLE III CAPITAL CONTRIBUTIONS ........................................................   13

        3.1   Capital Contribution .......................................................   13
        3.2   Additional Capital Contributions ...........................................   13
        3.3   Optional Capital Contributions .............................................   13
        3.4   Capital Accounts ...........................................................   14
        3.5   No Interest ................................................................   15
        3.6   Iberia Agreements ..........................................................   15

ARTICLE IV ALLOCATIONS OF NET INCOME AND NET LOSSES AND DISTRIBUTIONS ....................   15

        4.1   Allocations of Net Income and Net Loss .....................................   15
        4.2   Distribution of Distributable Cash by the Company ..........................   15
        4.3   Form of Distribution .......................................................   15
        4.4   Restriction on Distributions ...............................................   15
              4.4.1 Restriction ..........................................................   15
              4.4.2 Method of Determination ..............................................   15
              4.4.3 Personal Liability ...................................................   16
        4.5   Return of Distributions ....................................................   16
        4.6   Withholding ................................................................   16

ARTICLE V MANAGEMENT AND CONTROL OF THE COMPANY ..........................................   16

        5.1   The Management Committee ...................................................   16
              5.1.1 General Scope of Authority ...........................................   16
              5.1.2 Veto Rights ..........................................................   16
        5.2   Members of the Management Committee; Appointment and Removal; Voting. ......   18
        5.3   Meetings of the Management Committee .......................................   18
        5.4   Delegation of Authority; General Manager and Other Officers ................   19
              5.4.1 General Power to Delegate Authority ..................................   19
              5.4.2 The General Manager ..................................................   19
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
              5.4.3 Duties of the General Manager ........................................   20
              5.4.4 Additional Officers ..................................................   20
              5.4.5 Officers Serve at the Pleasure of the Management Committee ...........   20
        5.5   Interested Party Transactions ..............................................   21
              5.5.1 Approval .............................................................   21
              5.5.2 Termination and Remedies .............................................   21
              5.5.3 Priority of Payments .................................................   21
        5.6   Performance of Duties; Liability of Managers ...............................   21
              5.6.1 Standards ............................................................   21
        5.7   Management Company .........................................................   21
        5.8   Insurance ..................................................................   22

ARTICLE VI BUSINESS PLANS AND ANNUAL BUDGETS .............................................   22

        6.1   The Business Plan ..........................................................   22
              6.1.1 The Business Plan ....................................................   22
              6.1.2 Additions to Business Plan ...........................................   22
        6.2   Annual Budgets .............................................................   22
              6.2.1 Adjustment to Annual Budget ..........................................   22
              6.2.2 Required Local Programming Expenditures Allocations ..................   22
              6.2.3 Adjustment to Company Produced Programming Budget and Marketing
                    Budget ...............................................................   23

ARTICLE VII [INTENTIONALLY OMITTED] ......................................................   23

ARTICLE VIII MEMBERS .....................................................................   23

        8.1   Limited Liability ..........................................................   23
        8.2   Admission of Additional Members ............................................   23
        8.3   Withdrawals or Resignations ................................................   23
        8.4   Termination of Membership Interest .........................................   23
        8.5   Remuneration To Members.....................................................   24
        8.6   Members Are Not Agents; No Management Authority.............................   24
        8.7   Meetings of Members ........................................................   24
              8.7.1 Date, Time and Place of Meetings of Members; Secretary ...............   24
              8.7.2 Power to Call Meetings ...............................................   24
              8.7.3 Notice of Meeting ....................................................   24
              8.7.4 Manner of Giving Notice; Affidavit of Notice .........................   24
              8.7.5 Validity of Action ...................................................   24
              8.7.6 Quorum ...............................................................   24
              8.7.7 Adjourned Meeting; Notice ............................................   25
              8.7.8 Waiver of Notice or Consent ..........................................   25
              8.7.9 Action by Written Consent Without a Meeting ..........................   25
              8.7.10 Telephonic Participation by Member at Meetings ......................   25
              8.7.11 Record Date .........................................................   25
              8.7.12 Proxies .............................................................   26
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
ARTICLE IX TRANSFER AND ASSIGNMENT OF INTERESTS ..........................................   26

        9.1   Transfer and Assignment of Interests .......................................   26
        9.2   Further Restrictions on Transfer of Interests ..............................   27
        9.3   Right of First Offer .......................................................   27
        9.4   Right of First Refusal .....................................................   28
        9.5   Substitution of Members ....................................................   29
        9.6   Effective Date of Permitted Transfers ......................................   29
        9.7   Rights of Legal Representatives ............................................   29
        9.8   PEGI Buy-Up Option .........................................................   30
        9.9   Claxson Control Over Membership Interest ...................................   31
        9.10  Playboy Television B.V. and PTVLA U.S., LLC ................................   31
        9.11  Venus Operations ...........................................................   33
        9.12  Playboy Lifestyle Holding and Newco ........................................   34

ARTICLE X CONSEQUENCES OF DEATH, DISSOLUTION RETIREMENT OR BANKRUPTCY OF MEMBER ..........   35

        10.1  Withdrawal Dissolution Event................................................   35
        10.2  Purchase Price .............................................................   35
        10.3  Notice of Intent to Purchase ...............................................   35
        10.4  Election to Purchase Less Than All of the Former Member's Interest .........   35
        10.5  Payment of Purchase Price ..................................................   35
        10.6  Closing of Purchase of Former Member's Interest ............................   36
        10.7  Purchase Terms Varied by Agreement .........................................   36

ARTICLE XI ACCOUNTING, RECORDS, REPORTING BY MEMBERS .....................................   36

        11.1  Books and Records ..........................................................   36
        11.2  Delivery to Members and Inspection .........................................   37
              11.2.1 Delivery Upon Request ...............................................   37
              11.2.2 Inspection ..........................................................   37
              11.2.3 Authorized Persons ..................................................   37
              11.2.4 PEI Additional Right of Inspection ..................................   37
        11.3  Statements .................................................................   37
              11.3.1 Annual Report .......................................................   37
              11.3.2 Monthly Report ......................................................   37
              11.3.3 Tax Information .....................................................   38
        11.4  Financial and Other Information ............................................   38
        11.5  Filings ....................................................................   38
        11.6  Bank Accounts ..............................................................   38
        11.7  Accounting Decisions and Reliance on Others ................................   38
        11.8  Tax Matters for the Company Handled by Managers and Tax Matters Member .....   38

ARTICLE XII DISSOLUTION AND WINDING UP ...................................................   39

        12.1  Term .......................................................................   39
        12.2  Dissolution Events .........................................................   39
        12.3  Effect of Dissolution ......................................................   41
        12.4  Dissolution ................................................................   41
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
        12.5  Certificate of Dissolution .................................................   41
        12.6  Winding Up .................................................................   41
        12.7  Distributions in Kind ......................................................   42
        12.8  Order of Payment of Liabilities Upon Dissolution ...........................   42
              12.8.1 Distributions to Members ............................................   42
              12.8.2 Payment of Debts ....................................................   42
        12.9  Certificate of Cancellation ................................................   42
              12.10 No Action for Dissolution ............................................   42

ARTICLE XIII INDEMNIFICATION AND INSURANCE ...............................................   43

        13.1  Indemnification of Agents ..................................................   43
        13.2  Insurance ..................................................................   43

ARTICLE XIV NON-COMPETITION ..............................................................   43

        14.1  Adult Oriented Television Business Non-Competition .........................   43
        14.2  Playboy Lifestyle Business Non-Competition in the Territory ................   44
        14.3  US Playboy Lifestyle Business Non-Competition in the US Lifestyle
              Territory ..................................................................   44
        14.4  Separate Covenants .........................................................   45
        14.5  Intent; Severability .......................................................   45
        14.6  Injunctive Relief ..........................................................   46

ARTICLE XV MEMBER REPRESENTATIONS AND WARRANTIES .........................................   46

        15.1  Representations and Warranties by Each Member ..............................   46
              15.1.1 Experience ..........................................................   46
              15.1.2 No Advertising ......................................................   46
              15.1.3 Investment Intent ...................................................   46
              15.1.4 Purpose of Entity ...................................................   46
              15.1.5 Economic Risk .......................................................   46
              15.1.6 No Registration of Membership Interest ..............................   47
              15.1.7 Membership Interest in Restricted Security ..........................   47
              15.1.8 No Obligation to Register ...........................................   47
              15.1.9 No Disposition in Violation of Law ..................................   47
              15.1.10 Investment Risk ....................................................   47
              15.1.11 Restrictions on Transferability ....................................   48
              15.1.12 Information Reviewed ...............................................   48
              15.1.13 No Representations By Company ......................................   48
              15.1.14 Consultation with Attorney .........................................   48
              15.1.15 Tax Consequences ...................................................   48
              15.1.16 No Assurance of Tax Benefits .......................................   48
        15.2  Indemnity ..................................................................   48
        15.3  Procedure ..................................................................   48

ARTICLE XVI DISPUTE RESOLUTION ...........................................................   49

        16.1  Alternate Dispute Resolution ...............................................   49
        16.2  Notification and Negotiation ...............................................   49
        16.3  Arbitration Rules ..........................................................   49
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
        16.4  Selection of Arbitrators ...................................................   49
        16.5  Arbitration Procedures .....................................................   50
        16.6  Effect of Arbitration ......................................................   50
        16.7  Statute of Limitations .....................................................   50
        16.8  Service of Process .........................................................   50
        16.9  Additional Arbitration Provisions ..........................................   51
        16.10 Availability of Equitable Relief ...........................................   51

ARTICLE XVII MISCELLANEOUS ...............................................................   51

        17.1  Additional Documents and Acts ..............................................   51
        17.2  Time is of the Essence .....................................................   51
        17.3  Remedies Cumulative ........................................................   51
        17.4  Currency; Payments .........................................................   51
        17.5  Governing Law ..............................................................   52
        17.6  Authority ..................................................................   52
        17.7  Assignment; No Third Party Beneficiary .....................................   52
        17.8  Agreement Negotiated .......................................................   52
        17.9  Waivers; Remedies Cumulative, Amendments, etc ..............................   52
        17.10 Notices ....................................................................   53
        17.11 Public Announcements .......................................................   54
        17.12 Survival ...................................................................   54
        17.13 Confidentiality ............................................................   54
              17.13.1 General Confidentiality Requirements ...............................   54
              17.13.2 Exceptions to the General Confidentiality Requirements .............   54
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                                    EXHIBITS

EXHIBIT A  CAPITAL CONTRIBUTION AND ADDRESSES OF MEMBERS .................   A-1

EXHIBIT B  TAX ALLOCATIONS ...............................................   B-1

EXHIBIT C  CALCULATION OF FAIR MARKET VALUE ..............................   C-1

EXHIBIT D  [Intentionally Omitted] .......................................   D-1

EXHIBIT E  RESTRICTED TRANSFEREES ........................................   E-1

EXHIBIT F  [Intentionally Omitted] .......................................   F-1

EXHIBIT G  REGISTRATION RIGHTS ...........................................   G-1

EXHIBIT H  RELATED DOCUMENTS .............................................   H-1


                                       i
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                           THIRD AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       FOR
                         PLAYBOY TV - LATIN AMERICA, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

            This Third Amended and Restated Operating Agreement (this "Agreement") of Playboy TV - Latin America, LLC, a limited liability company organized under the laws of the State of California (the "Company"), is made and entered into on November 10, 2006, by and between Playboy Entertainment Group, Inc., a Delaware corporation (together with its permitted successors and assigns "PEGI") and Lifford International Co. Ltd., an International Business Company incorporated under the laws of the British Virgin Islands (together with its permitted successors and assigns "Lifford"), with reference to the following facts:

            A. On June 14, 1996, Articles of Organization for the Company were filed with the California Secretary of State, and PEGI and Bloomfield Mercantile, Inc. executed an operating agreement (the "Initial Operating Agreement").

            B. On November 4, 1998, Bloomfield Mercantile, Inc. assigned all of its rights and obligations under the Initial Operating Agreement to Lifford and Lifford was admitted as a Member to the Company.

            C. On November 10, 1998, PEGI and Lifford amended and restated the Initial Operating Agreement in its entirety effective as of June 14, 1996 (the "First Amended and Restated Operating Agreement").

            D. On December 23, 2002 and effective as of April 1, 2002, PEGI and Lifford amended and restated the First Amended and Restated Operating Agreement in its entirety effective as of April 1, 2002 (the "Second Amended and Restated Operating Agreement").

            E. On June 17, 2004, PEGI and Lifford amended the Second Amended and Restated Operating Agreement (the "Amendment").

            F. The parties desire to amend and restate the Second Amended and Restated Operating Agreement in order to, among other things, (i) include the terms of the Amendment; (ii) modify the terms of the PEGI Buy-Up Option and Additional Buy-Up Option and (iii) provide certain agreements with respect to the development, launch and operation by the Company, through a newly formed, wholly owned subsidiary Playboy Lifestyle Holding, LLC, a Delaware limited liability company ("Playboy Lifestyle Holding"), and its soon to be formed, wholly owned subsidiary, an Argentine limited liability company ("Newco" and collectively with Playboy Lifestyle Holding, the "Playboy Lifestyle Companies"), of the Playboy Lifestyle Business, each as more fully set forth in this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Second Amended and Restated Operating Agreement in its entirety under the laws of the State of California upon the terms and subject to the conditions of this Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

            When used in this Agreement, the following terms shall have the meanings set forth below:

            "AAA" has the meaning set forth in Section 16.3.

            "Act" means the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be amended from time to time.

            "Additional Buy-Up Option" has the meaning set forth in Section 9.8.

            "Adult-Oriented" means, with respect to a Channel or program, that such Channel or program features content that is comparable to or more explicit than the content that is exhibited on the Channels in the Territory as of the date of this Agreement; it being understood that content that would be rated no more restrictively than "R" by the Motion Picture Association of America as such rating standards are currently in effect is not "Adult-Oriented" content.

            "Adult-Oriented Television Business" means the business of owning or operating an Adult-Oriented television service or distributing, supplying or producing Adult-Oriented programming in the Media.

            "Affiliate" means any Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the specified Person. The term "control" (and "controlled" and "controlling," respectively), as used in the immediately preceding sentence, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the specified Person (whether by the holding of shares or other equity interests, the possession of voting rights or otherwise).

            "Agent" has the meaning set forth in Section 13.1.

            "Agreement"   means  this  Third  Amended  and  Restated   Operating
Agreement, as originally executed and as amended from time to time in accordance with the terms hereof.

            "Amended Affiliation Agreement" means that certain Amended and Restated Affiliation Agreement, dated the date hereof, by and between the Company and PTV BV.

            "Annual Budget" has the meaning set forth in Section 6.2.

            "Articles" means the Articles of Organization for the Company originally filed with the California Secretary of State and as amended from time to time.

            "Bankruptcy" with respect to a Member means: (a) the filing of an application by a Member for, or such Member's consent to, the appointment of a trustee, receiver, or custodian of such Member's other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay such Member's debts as the debts become due within the meaning of Section 303(h)(l) of the Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of such Member's inability to pay its debts as they become due.

            "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.

            "Basic Cable" has the meaning currently or hereafter commonly understood in the television industry, but will also include for all purposes of this Agreement any broadcast or other transmission (whether by satellite or otherwise) to television sets or other television devices, now or hereafter known, of a program service (other than any free television terrestrial broadcast station) (a) that is included as part of a package of program services for which members of the public pay a periodic fee for the right to receive such package of program services, and (b) for which program service a separate fee is not generally charged for the right to receive the particular service in question.

            "Branded" means a television service or a Program or block of Programs where PEGI's or any PEGI Affiliate's name or trademarks are used either in connection or close affiliation with the service or the Program or block of Programs, or any related advertising.

            "Branded Format Programming" has the meaning set forth in the Program Supply Agreement.

            "Business Plan" has the meaning set forth in Section 6.1.

            "Capital Account" means with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to
Section 3.4 and Article 1 of Exhibit B.

            "Capital Call" has the meaning set forth in Section 3.3.

            "Capital Call Due Date" has the meaning set forth in Section 3.3.

            "Capital Contribution" means the total value of cash and fair market value of property (including promissory notes or other obligation to contribute cash or property) contributed and/or services rendered or to be rendered to the Company by Members, other than the Venus Contribution.

            "Caribbean Basin" means the following territories: Anguilla, Antigua and Barbuda, Aruba, Barbados, Bermuda, The British Virgin Islands, The Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Haiti, Jamaica, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent and the Grenadines, Trinidad and Tobago, and the Turks and Caicos Islands.

            "Channels" means Playboy TV - Latin America, the television program service based on PEGI's Playboy television network as programmed by PEGI in the United States from time-to-time, the Spice Networks, Venus, the G-Channel and the Playboy Lifestyle Channel, and any other television program service added from time-to-time, in each case, as provided for reception within the Territory by the Company or any of its Subsidiaries in accordance with this Agreement and the Program Supply Agreement (each, a "Channel").

            "Cisneros Group" means (i) Gustavo A. Cisneros, Ricardo J. Cisneros, their respective wives and direct descendants or any entity, including trusts, in which Gustavo A. Cisneros and/or Ricardo J. Cisneros or their respective wives and direct descendants hold, directly or indirectly, at least 50.1% of the economic benefit or the total shares, participations or interests in (however designated) corporate stock, partnership interests, limited liability company interests, or any equivalents thereof of such entity, and which is controlled, directly or indirectly, by any of such persons; or (ii) any entity, including trusts, which is controlled, directly or indirectly, by any of Gustavo A. Cisneros and/or Ricardo J. Cisneros or their respective wives and direct descendants.

            "Claim" has the meaning set forth in Section 15.2.

            "Claxson" means Claxson Interactive Group Inc., an International Business Company incorporated under the laws of the British Virgin Islands.

            "Claxson Guarantee Obligation" has the meaning set forth in Section 12.2.3.

            "Claxson Offer" has the meaning set forth in Section 2.8.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

            "Company" has the meaning set forth in the preamble.

            "Company Format Programming" has the meaning set forth in the Program Supply Agreement.

            "Company Produced Programming" shall mean Programs produced by the Company for exhibition on the Channels.

            "Company Produced  Programming  Budget" has the meaning set forth in
Section 6.2.1.

            "Corporations Code" means the California Corporations Code, as amended from time to time, and the provisions of succeeding law.

            "CPI" means the Consumer Price Index for all Urban Consumers as released by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of Labor Statistics, U.S. Department of Labor (i) substantially revises the methodology (in contrast to benchmark adjustments or other corrections of previously published data), (ii) discontinues publication of any of the data referred to above or (iii) temporarily discontinues publication of any of the data referred to above, the parties shall select a substitute for the revised or discontinued data, in order to provide substitute data to lead to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original data as it may have fluctuated had it not been revised or discontinued.

            "Dissolution Event" has the meaning set forth in Section 12.2.

            "Distributable Cash" means the amount of cash that the Management Committee deems available for distribution to the Members, taking into account all debts, liabilities and obligations of the Company then due and amounts that the Management Committee deems necessary to place into reserves for customary and usual claims with respect to the Company's business.

            "Distribution Agreement" means that certain Second Amended and Restated Distribution Agreement, dated the date hereof, between the Company and PEGI.

            "DTM" has the meaning set forth in Section 3.6.

            "DTM Arrangement" has the meaning set forth in Section 3.6.

            "EBITDA" means, for any period, the consolidated earnings from continuing operations of the Company and its Subsidiaries for such period before interest expense, income taxes, the cumulative effect of changes in accounting principle, depreciation of property and equipment, amortization of intangible assets, amortization of investments in entertainment programming and amortization of deferred financing fees.

            "Economic Interest" means a Member's share of one or more of the Company's Net Income, Net Losses, and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, but not limited to, the right to vote or participate in the management, or except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs, of the Company.

            "Fair Market Value" with respect to the Company or any asset thereof means the value determined pursuant to Exhibit C.

            "Feasibility Study" has the meaning set forth in Section 2.7.

            "First Amended and Restated Operating Agreement" has the meaning set forth in the recitals.

            "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

            "Former Member" has the meaning set forth in Section 10.1.

            "Former  Member's  Interest"  has the  meaning  set forth in Section
10.1.

            "Fully-Participating Member" has the meaning set forth in Section 3.3.1.

            "GAAP" has the meaning set forth in Section 11.1.

            "G-Channel" means that certain pay-per-view, adult content channel, launched in 2004, and owned and distributed by the Company or any successor channels.

            "General Manager" has the meaning set forth in Section 5.4.2.

            "Iberia" means Spain, Portugal and Andorra.

            "Iberia Arrangements" has the meaning set forth in Section 3.6.

            "Imagen" means Imagen Satelital S.A., an Argentine corporation

            "Initial Operating Agreement" has the meaning set forth in the recitals.

            "Initial  Option  Percentage"  has the  meaning set forth in Section
9.8.

            "Lifestyle Linear Television Business" means the business of owning or operating a Lifestyle Oriented, advertising supported, 24 hours a day 7 days a week linear television programming service (which may also be distributed on a pay per view or video on demand basis offered as a premium on demand or subscription on demand solely to subscribers of the 24 hours a day, 7 days a week linear television programming service).

            "Lifestyle Media Business" means the business of owning or operating a Lifestyle Oriented programming service or distributing, supplying or producing Lifestyle Oriented programming in the Playboy Lifestyle Media.

            "Lifestyle Oriented" means, with respect to content, programs or advertising supported Channels, such content, program, or advertising supported Channel, that is primarily focused on themes associated with the attitudes and values of a group of persons or social classification, including without limitation, habits of consumption, dress, recreation and way of living; it being understood that Lifestyle Oriented content does not include "Adult-Oriented" content.

            "Lifford" has the meaning set forth in the preamble.

            "Lifford Managers" has the meaning set forth in Section 5.2.1.

            "Lifford US" has the meaning set forth in Section 9.10(b).

            "Major Currency" as used herein shall mean US Dollars, UK Pounds, Euros or Japanese Yen.

            "Majority Interest" means one or more Percentage Interests of Members that taken together exceed fifty percent (50%) of the aggregate of all Percentage Interests.

            "Management Co." means Claxson USA II, Inc., a Florida corporation (formerly known as Claxson USA, Inc.)

            "Management Committee" has the meaning set forth in Section 5.1.1.

            "Management Services Agreement" means the Amended and Restated Management Services Agreement dated the date hereof between the Company and Management Co. relating to the provision of services by Management Co.

            "Manager" has the meaning set forth in Section 5.2.1.

            "Marketable Security" shall mean common stock or an American Depositary Receipt that is listed for trading on the New York Stock Exchange, the NASDAQ National Market System, or the London Stock Exchange.

            "Marketing Budget" has the meaning set forth in Section 6.2.1.

            "Media" means all forms of linear and nonlinear television exhibition, transmission and distribution whether now existing or developed in the future and whether on a subscription, pay-per-view, video-on-demand or free basis, including but not limited to the following: (i) conventional VHF or UHF television broadcast, (ii) Basic Cable and pay cable, (iii) "over the air pay" subscription television (STV), (iv) direct broadcasting by satellite (DBS), (v) master antenna television systems (MATV), (vi) multipoint distribution services
(MDS), (vii) multichannel multipoint distribution services (MMDS), (viii) satellite master antenna television systems (SMATV), (ix) microwave transmission and (x) IP television encrypted to a set top box. Solely with respect to the Playboy Lifestyle Business (other than the Playboy Lifestyle Channel), Media shall include the Playboy Lifestyle Media as defined below. Notwithstanding the foregoing, except as provided herein, in the Program Supply Agreement or any Related Documents, Media shall exclude Streaming.

            "Mediation Period" has the meaning set forth in Section 2.8.1.

            "Member" means each Person who (a) is an initial signatory to this Agreement or has been admitted to the Company as a Member in accordance with this Agreement and (b) has not resigned, withdrawn, been expelled or dissolved.

            "Member Offerees" has the meaning set forth in Section 9.3.

            "Membership Interest" means a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

            "Negotiated  Purchase  Price" has the  meaning  set forth in Section
9.3.

            "Net Income" and "Net Losses" have the meanings set forth in Article 2 of Exhibit B hereto.

            "Newco" has the meaning set forth in the recitals.

            "Non-Contributing  Member"  has the  meaning  set  forth in  Section
3.3.1.

            "Notice" has the meaning set forth in Section 16.2.

            "Offer Notification" has the meaning set forth in Section 9.3.

            "Offered Membership Interest" has the meaning set forth in Section 9.3.

            "Optional Capital Contribution" has the meaning set forth in Section 3.3.

            "PEGI" has the meaning set forth in the preamble.

            "PEGI Buy-Up Option" has the meaning set forth in Section 9.8.

            "PEGI Managers" has the meaning set forth in Section 5.2.1.

            "PEI" means Playboy Enterprises, Inc., a Delaware corporation.

            "PEI Rejection" has the meaning set forth in Section 2.8.1.

            "PEI Reply" has the meaning set forth in Section 2.8.1.

            "PEI Representatives" has the meaning set forth in Section 11.2.4.

            "PEI Second Rejection" has the meaning set forth in Section 2.8.1.

            "PEI Stock" has the meaning set forth in Section 9.8(b).

            "Percentage Interest" means the percentage of a Member set forth opposite the name of such Member under the column "Member's Percentage Interest" in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

            "Person"  means  an   individual,   general   partnership,   limited
partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

            "Playboy Lifestyle Business" means, the business of owning or operating the Playboy Lifestyle Programming Services or distributing, licensing, sublicensing, supplying or producing Playboy Lifestyle Programming Services in the Playboy Lifestyle Media.

            "Playboy Lifestyle Capital Contribution" has the meaning set forth in Section 3.3.2.

            "Playboy Lifestyle Channel" has the meaning set forth in the Program Supply Agreement.

            "Playboy Lifestyle Channel USA" has the meaning set forth in the Program Supply Agreement.

            "Playboy Lifestyle Channel USA Non-Competition" has the meaning set forth in Section 2.8.1.

            "Playboy Lifestyle Companies" has the meaning set forth in the recitals.

            "Playboy Lifestyle Holding" has the meaning set forth in the recitals.

            "Playboy Lifestyle Media" means the Media and any and all other forms of audiovisual distribution, exhibition and transmission now known or hereafter devised, linear and non linear, including but not limited to wireless transmission technologies, wireless messaging technologies and other wireless network technologies primarily intended to transmit voice, video, still images, or data to mobile devices (including cellular phones, handhelds, and personal digital assistants), video on demand, near video on demand, or portable media players. Notwithstanding the foregoing, except as provided herein, in the Program Supply Agreement or any Related Documents, Playboy Lifestyle Media shall exclude Streaming, including IP television that is not encrypted to a set top box.

            "Playboy Lifestyle Note" means that certain Senior Secured Credit Promissory Note dated as of the date hereof executed by Playboy Lifestyle Holding and payable to the order of Lifford, which, except as provided in the related Pledge and Security Agreement executed as of the date hereof, shall be nonrecourse to the Company.

            "Playboy Lifestyle Programming Service" means any Branded or Unbranded programming service or content and the marketing thereof in the Playboy Lifestyle Media, including through promotional websites, that is Lifestyle Oriented and is not Adult Oriented, including, without limitation, the Playboy Lifestyle Channel.

            "Program" or "Programming" means any program which is, or may be scheduled to be, broadcast or transmitted on the Channels.

            "Program Supply Agreement" means the Amended and Restated Program Supply Agreement, executed concurrently herewith dated the date hereof, between PEGI and the Company with respect to the supply of programming for the Channels and the license of certain trademarks.

            "Proposed Purchaser" has the meaning set forth in Section 9.4(a).

            "PTV BV" has the meaning set forth in Section 9.10(a).

            "PTV Holdings" has the meaning set forth in Section 9.10(a).

            "PTV UK" has the meaning set forth in Section 3.6.

            "PTV US" has the meaning set forth in Section 9.10(a).

            "PTV US  Affiliation  Agreement"  means  that  certain  Amended  and
Restated Affiliation Agreement, dated the date hereof, by and between the Company and PTV US.

            "Purchase Notification" has the meaning set forth in Section 9.3.

            "Reference Rate" means the reference rate as set forth from time to time by The Bank of America Corporation.

            "Related Documents" means those agreements set forth on Exhibit H attached hereto.

            "Remaining Members" has the meaning set forth in Section 10.1.

            "Remediable Breach" has the meaning set forth in Section 12.2.2(b).

            "Renewal" has the meaning set forth in Section 5.4.5.

            "Required  Expenditure  Adjustment"  has the  meaning  set  forth in
Section 6.2.3.

            "Response" has the meaning set forth in Section 16.2.

            "Rules" has the meaning set forth in Section 16.3.

            "Sales Services Agreement" Amended and Restated Sales Services Agreement, dated as of the date hereof, by and between Imagen and the Company.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Second Amended and Restated Operating Agreement" has the meaning set forth in the recitals.

            "Second Option Percentage" has the meaning set forth in Section 9.8.

            "Securities Act" has the meaning set forth in Section 15.1.6.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Selling Member" has the meaning set forth in Section 9.3.

            "Shortfall" has the meaning set forth in Section 6.2.3.

            "Spice Networks" means collectively, Spice Digital Networks, Club Jenna, Spice:Xcess, fresh! and shorteez, and successor networks, if any, as PEGI may include from time-to-time, as programmed by PEGI.

            "Streaming" means the delivery of audio and/or visual programming whether in real time or by program download (including, but not limited to, RealVideo, any format that operates on the Windows Media Player or any other streaming or direct download audio and/or visual software) through the data delivery protocol known as TCP/Internet Protocol or any successor or replacement protocol to any recipient for purposes of viewing.

            "Subsequent  Transfer  Offer  Period"  has the  meaning set forth in
Section 9.3.

            "Subsequent Third-Party Transfer Offer Period" has the meaning set forth in Section 9.4(b).

            "Subsidiary" means, with respect to any Person at any time, any corporation, partnership, limited liability company or other entity, a majority of the equity interests of which shall, at the time as of which any determination is made, be owned, controlled or held by such Person either directly or through Subsidiaries of such Person.

            "Tax Matters Member" shall be Lifford or such Member's successor as designated pursuant to Section 11.8.

            "Term" has the meaning set forth in Section 12.1.

            "Terms" has the meaning set forth in Section 9.3.

            "Territory" means (a) Mexico and each country comprising Central and South America; (b) Spain, Portugal and Andorra (c) the Caribbean Basin and (d) the territories and possessions of each of the foregoing.

            "Third Party" has the meaning set forth in Section 17.14.2(a).

            "Third Party Buyer" has the meaning set forth in Section 9.3.

            "Third Party Transfer Notice" has the meaning set forth in Section 9.4(a).

            "Third-Party  Transfer  Offer  Period"  has the meaning set forth in
Section 9.4(b).

            "Transfer" has the meaning set forth in Section 9.1.

            "Transfer Offer Period" has the meaning set forth in Section 9.3.

            "Treasury Regulations" has the meaning set forth in Exhibit B.

            "Unbranded" means a television service or a Program or block of Programs where PEGI's or any PEGI Affiliate's name or trademarks are not used either in connection or close affiliation with the service or the Program or block of Programs or any related advertising other than in customary production, logo credits or end sequences of such Program or block of Programs, for use solely in the credit block in advertising for such Program, where applicable.

            "US Lifestyle Territory" means the United States and Canada, their territories and possessions.

            "US Option Confirmation" has the meaning set forth in Section 2.8.1.

            "US Option Period" has the meaning set forth in Section 2.8.1.

            "Venus" means that certain premium and pay-per-view adult content channel, launched in 1994, and owned and distributed throughout Latin America by Claxson and its Subsidiaries and Affiliates.

            "Venus Argentina" has the meaning set forth in Section 9.11.

            "Venus Assets" has the meaning set forth in the Venus Contribution Agreement.

            "Venus Contribution" means Claxson's contribution of Venus to the Company pursuant to the Venus Contribution Agreement.

            "Venus Contribution Agreement" means that certain Venus Contribution Agreement dated as of December 23, 2002, by and among Claxson, Lifford, the Company and PEGI.

            "Venus Entities" has the meaning set forth in Section 9.11.

            "Venus International" has the meaning set forth in Section 9.11.

            "Web Site Revenue Share Agreement" means the Amended and Restated Web Site Revenue Share Agreement, dated the date hereof, by and among Playboy.com, Inc., a Delaware corporation, Claxson and the Company.

            "Wireless Distribution Agreement" means the Wireless Distribution Agreement, dated September 1, 2005, by and between Playboy.com, Inc. and the Company which the parties agree will be amended or restated to reflect the Playboy Lifestyle Business within thirty (30) days of the date hereof.

            "Withdrawal Dissolution Event" means, with respect to any Member, one or more of the following: the expulsion, Bankruptcy, dissolution or occurrence of any other event that terminates the continued membership of any Member unless the other Member(s) consent to continue the business of the Company pursuant to Section 10.1.

            "Zagasse" has the meaning set forth in Section 9.10(b).

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

      2.1 Formation. Pursuant to the Act, the Members formed a limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into the Initial Operating Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

      2.2 Name. The name of the Company shall be "Playboy TV - Latin America, LLC." The Management Committee shall be permitted to change the name of the Company to any name approved by the PEGI Managers, such approvals not to be unreasonably withheld. The business of the Company may be conducted under such name in compliance with applicable laws. The General Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Management Committee considers appropriate or advisable. Notwithstanding the foregoing, if there is no PEGI Manager on the Management Committee or PEGI is no longer a Member, at PEGI's request the Articles shall be amended to change the name of the Company to a name that does not contain or utilize any Playboy trademarks or any confusingly similar designation or mark.

      2.3 [Intentionally Omitted].

      2.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be as the Management Committee may determine. The Company also may have such offices, anywhere within and without the State of California, as the Management Committee from time to time may determine, or the business of the Company may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Management Committee.

      2.5 Addresses of the Members, the Managers and the General Manager. The respective addresses of the Members are set forth on Exhibit A, which exhibit will be modified from time to time to reflect changes therein. The respective addresses of the Managers and the General Manager shall be maintained in the books of the Company and made available to any Member on request.

      2.6 Purpose of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the majority approval of the Management Committee and subject to the veto right under Section 5.1.2(a), the Company shall not engage in any business other than (i) the Adult-Oriented Television Business in the Territory; (ii) licensing programming to third parties in the Territory, except for Company Produced Programming, which can be distributed worldwide to PEGI or one of its Affiliates pursuant to the terms of the Distribution Agreement; (iii) development and marketing of Adult-Oriented commercial websites, subject to any restrictions set forth in the Web Site Revenue Share Agreement, targeted to Spanish and Portuguese language audiences in the Territory, including the Company websites, Venus commercial website and Spice websites; (iv) the Playboy Lifestyle Business in the Territory; (v) licensing Company Produced Programming and Company Format Programming produced for the Playboy Lifestyle Business (other than Branded Format Programming) or otherwise to third parties worldwide in any and all media now known or hereafter devised; (vi) content distribution via wireless media in the Territory, including pursuant to the Wireless Distribution Agreement; and (vii) such other activities ancillary and related thereto as may be necessary, advisable or appropriate, in the reasonable opinion of the Management Committee to further the businesses set forth in clauses (i) - (vi) above. Notwithstanding any territorial or other restrictions contained in this Agreement, the parties hereto acknowledge that the distribution of the Channels in Puerto Rico in the Spanish language via DirecTV Latin America, LLC, so long as such distribution is conducted solely in Puerto Rico in Spanish via DTH, shall not be deemed to violate any such territorial restrictions. Notwithstanding any territorial or other restrictions contained in this Agreement, Branded Company Produced Programming and Branded Company Format Programming produced for the Playboy Lifestyle Business may only be exploited in the US Lifestyle Territory with the written consent of PEGI, such consent not to be unreasonably withheld.

      2.7 Feasibility Study. The Playboy Lifestyle Companies shall conduct and complete a feasibility study (the "Feasibility Study") within twenty one (21) months of this Agreement, to determine the feasibility and economic benefit of creating a Playboy Lifestyle Channel USA in both the English and Spanish languages in the US Lifestyle Territory. The cost incurred by the Playboy Lifestyle Companies to complete or cause the Feasibility Study to be completed shall be financed by the proceeds of the Playboy Lifestyle Note and shall not exceed Five Hundred Thousand Dollars (U.S.$500,000). If the costs incurred for the completion of the Feasibility Study are less than U.S.$200,000, PEI shall have the right to reject the Feasibility Study to serve as the basis for Claxson to make the Claxson Offer (as defined below). The Playboy Lifestyle Companies shall actively seek input from and provide updates for each stage of the Feasibility Study to representatives of each of Claxson and PEI. Upon completion of the Feasibility Study, the Playboy Lifestyle Companies shall furnish a copy of the Feasibility Study to Claxson and PEI.

      2.8 Option to Develop the Playboy Lifestyle Channel USA in the US Lifestyle Territory.

            2.8.1 On or prior to the date that is ninety (90) days after the completion of the Feasibility Study, Claxson may, in its sole and discretionary option, offer to PEI a written proposal for the creation, including a suggested time frame for the launch, of the Playboy Lifestyle Channel USA in the US Lifestyle Territory which shall not exceed 12 months from the US Option Confirmation (the "Claxson Offer"). If Claxson fails or refuses to make a timely Claxson Offer, all of the terms and conditions related to the US Lifestyle Territory shall be null and void and of no further effect and PEI shall have no further obligations with respect to the Playboy Lifestyle Channel USA in the US Lifestyle Territory including PEI's and its Subsidiaries non compete obligations set forth in Section 14.3.1, provided, however, that Claxson shall be bound by the non compete obligations regarding the Lifestyle Linear Television Business in the US Lifestyle Territory set forth in Sections 14.3.2 and 14.3.4. If Claxson makes a timely Claxson Offer to PEI, PEI shall have ninety (90) days to, in writing, accept, reject or provide comments and modifications in good faith to the Claxson Offer (the "PEI Reply"). If PEI accepts the Claxson Offer it will be deemed as a "US Option Confirmation". If PEI rejects the Claxson Offer or fails or refuses to make a timely PEI Reply it will be deemed as a rejection ("PEI Rejection") and PEI and its Subsidiaries shall be bound by the non compete obligations regarding the Lifestyle Linear Television Business in the US Lifestyle Territory set forth in Sections 14.3.3 and 14.3.4. If PEI provides Claxson with a timely PEI Reply other than a US Option Confirmation, the parties shall have an additional thirty (30) days to meet, confer and agree to the terms and conditions of the Claxson Offer as modified by the PEI Reply and as further negotiated by the parties in such 30-day period. If Claxson fails or refuses to meet and confer with PEI during such 30-day period, all of the terms and conditions related to the US Lifestyle Territory shall be null and void and of no further effect and PEI shall have no further obligations with respect to the Playboy Lifestyle Channel USA in the US Lifestyle Territory including PEI's and its Subsidiaries non compete obligations set forth in Section 14.3.1, provided, however, that Claxson shall be bound by the non compete obligations regarding the Lifestyle Linear Television Business in the US Lifestyle Territory set forth in Sections 14.3.2 and 14.3.4. If the parties can not agree on the terms and conditions during such thirty (30) day period, the parties shall continue their discussions in good faith for a period of 180 days (the "Mediation Period") with the participation of a non-binding mediator appointed by the parties who will work in mediating and resolving the differences for the launch and development of the Playboy Lifestyle Channel USA in the US Lifestyle Territory. Unless the parties otherwise agree, Fred Vierra shall act as the mediator. If Claxson fails or refuses to participate during the Mediation Period, all of the terms and conditions related to the US Lifestyle Territory shall be null and void and of no further effect and PEI shall have no further obligations with respect to the Playboy Lifestyle Channel USA in the US Lifestyle Territory including PEI's and its Subsidiaries non compete obligations set forth in Section 14.3.1, provided, however, that Claxson shall be bound by the non compete obligations regarding the Lifestyle Linear Television Business in the US Lifestyle Territory set forth in Sections 14.3.2 and 14.3.4. If during the Mediation Period the parties agree to the terms and conditions for the creation, including a suggested time frame for the launch, of the Playboy Lifestyle Channel USA in the US Lifestyle Territory, it will be deemed a "US Option Confirmation." If after the expiration of the Mediation Period, the parties have not reached an agreement for the launch and development of the Playboy Lifestyle Channel USA in the US Lifestyle Territory it will be deemed a rejection by PEI to launch the Playboy Lifestyle Channel USA in the US Lifestyle Territory ("PEI Second Rejection"), and PEI and its Subsidiaries shall be bound by the non-competition provisions related to the Lifestyle Linear Television Business in the US Lifestyle Territory set forth in Sections 14.3.3 and 14.3.4 ("Playboy Lifestyle Channel USA Non-Competition"). If the parties reach an agreement on the terms and conditions for the launch and development of the Playboy Lifestyle Channel USA in the US Lifestyle Territory, including an estimated time schedule for the launch of the channel, the parties shall be bound by the non-competition provisions related to the Lifestyle Linear Television Business in the US Lifestyle Territory set forth in Section 14.3. The period from the date of this Agreement until the expiration of the Mediation Period shall be hereinafter referred to as the "US Option Period".

            2.8.2 Notwithstanding the above, during the period of discussion of the Feasibility Study and the negotiation of the Claxson Offer, PEI and Claxson agree to consult on the potential development and expansion of the Playboy
Lifestyle Channel USA into other forms of media, other than the Playboy Lifestyle Channel USA, including other forms of non-linear television, on-line and wireless media distribution.

      2.9 On-line Internet Rights Good Faith Negotiation. Except with respect to the US Lifestyle Territory, PEI and Claxson agree to negotiate in good faith, for a period of 180 days following the date of this Agreement, to determine reasonable terms and conditions, for the extension of the distribution of the Adult Oriented Television Business and the Playboy Lifestyle Business (which for purposes of the Playboy Lifestyle Business shall include a 6% license fee calculated based on the gross annual revenues earned and actually collected by the Playboy Lifestyle Companies for the applicable business), for on-line Internet rights, including Streaming, in the Territory other than Brazil.

      2.10 Playboy Lifestyle Rights of Good Faith Negotiation. If PEI or any of its Affiliates determines to extend the Playboy Lifestyle Business or a competing business into any territory outside of the Territory other than the United States and its territories and possessions which are subject to Section 2.8, PEI agrees to negotiate in good faith with Claxson to determine reasonable terms and conditions, for the participation of Claxson or its Affiliates in the extension of the distribution of the Playboy Lifestyle Business into such territory.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

      3.1 Capital Contribution. Each Member has contributed the amounts set forth on Exhibit A. Exhibit A shall be revised to reflect any additional contributions contributed in accordance with Section 3.3. Notwithstanding anything to the contrary contained herein, the parties agree and acknowledge that the Venus Contribution shall have no impact on the Capital Accounts of Lifford and PEGI.

      3.2 Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions.

      3.3 Optional Capital Contributions. The Management Committee may reasonably determine in good faith from time to time, that additional Capital Contributions from the Members (each, an "Optional Capital Contribution") are necessary or appropriate for the conduct of the Company's business, including without limitation, expansion or diversification thereof. Upon the Management Committee making such a determination, the Company shall provide written notice of such request for additional Capital Contributions (a "Capital Call") to each Member not less than thirty (30) days prior to the date such Optional Capital Contributions are due (the "Capital Call Due Date"). Such notice shall set forth the aggregate amount of the Capital Call, the purposes for which such Capital Contributions will be used and the date on which Optional Capital Contributions are due. No Member shall be obligated to make any such Capital Contributions. However, each Member shall have the opportunity, but not the obligation, to participate in a Capital Call on a pro rata basis in accordance with its Percentage Interest by making an Optional Capital Contribution. In addition, a Member may elect to make its Optional Capital Contribution conditional (a "Conditional Capital Contribution") upon the other Members making their respective Optional Capital Contributions, in which event such Conditional Capital Contribution shall be deemed made, if at all, only at such time as the other Members make their respective Optional Capital Contributions. If a Member elects to make a Conditional Capital Contribution and the other Members decline or fail to make their respective Optional Capital Contributions, then the Company shall immediately return the Conditional Capital Contribution to the Member making such Conditional Capital

Contribution and such Conditional Capital Contribution shall be deemed never to have been made. Immediately following any Optional Capital Contribution by a Member, the Percentage Interests shall be adjusted to reflect the new relative proportions of the Capital Accounts of the Members. Each of Lifford and PEGI will have the right, by written notice to the General Manager and the other Members at least five (5) business days prior to the Capital Call Due Date, to fund its Optional Capital Contributions through retention by the Company of the fees payable under the Related Documents then accrued, to the extent sufficient to cover such requirements, subject to the timely review and approval of the other Members of the offset amount.

            3.3.1 If a Member (a "Non-Contributing Member") does not make an Optional Capital Contribution equal to its pro rata share of the Capital Call by the Capital Call Due Date, the Company shall notify each Member that made an Optional Capital Contribution equal to its pro rata share of such Capital Call (each, a "Fully-Participating Member") that such Fully-Participating Member may, within the fourteen (14) day period from the date of such notice, increase its Optional Capital Contribution to the Company to cover amounts that the Non-Contributing Member declined to contribute on a pro rata basis, in which case the Percentage Interests of the Members shall be adjusted to reflect the new relative proportions of the Capital Accounts of the Members.

            3.3.2 Until the full payment or acceleration of all Obligations (as defined in the Playboy Lifestyle Note) under the Playboy Lifestyle Note, the Members of the Company (other than Lifford or its Affiliates who are then Members of the Company) shall have the option to make an additional Capital Contribution in an amount equal to the number obtained by multiplying the aggregate amount of such Members' Percentage Interest by the quotient obtained by dividing the sum of the outstanding amount of principal and interest then outstanding under the Playboy Lifestyle Note by Lifford's (or its Affiliates who are then Members of the Company) Percentage Interest (the "Playboy Lifestyle Capital Contribution"). This option may only be exercised if all of the Members of the Company (other than Lifford or its Affiliates who are then Members of the Company) agree to make the Playboy Lifestyle Capital Contribution. If this option is exercised (i) the Company shall immediately contribute the amount of the Playboy Lifestyle Capital Contribution to the Playboy Lifestyle Companies and (ii) Lifford (or its Affiliates who are then Members of the Company) shall be deemed to have made a Playboy Lifestyle Capital Contribution in the amount of principal and interest outstanding under the Playboy Lifestyle Note and the loan evidenced by the Playboy Lifestyle Note shall be capitalized and converted into Membership Interests which for the avoidance of doubt shall result in no change in the respective Member's Percentage Interest. For purposes of illustration only, if $81.00 in principal and simple interest is owed under the Playboy Lifestyle Note and Lifford's Percentage Interest is 81% and PEGI's Percentage Interest is 19% and the Members agree to make the Playboy Lifestyle Capital Contribution, then PEGI will be required to make a Capital Contribution of $19.00 to the Company and in exchange for the capitalization of the Playboy Lifestyle Note, Lifford will be deemed to have made a Capital Contribution of $81.00 through the surrender and capitalization of the loan under the Playboy Lifestyle Note for the same amount and as a result, no change in the respective Member's Percentage interest will occur. ( i.e., .19 x ($81/.81) = $19). For clarification purposes, pursuant to Section 8 of the Playboy Lifestyle Note, upon the exercise of the option to make the Playboy Lifestyle Capital Contribution, the total amount of interest accrued under the Playboy Lifestyle Note, whether paid or unpaid, shall be recalculated as simple interest, without compounding.

      3.4 Capital Accounts. The Company has established an individual Capital Account for each Member in accordance with Article 1 of Exhibit B hereto. If a Member transfers all or a part of its Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Treasury Regulations Section l.704-l(b)(2)(iv)(l). Each Member's Capital Account as of the date hereof is set forth in Exhibit A hereto.

      3.5 No Interest. No Member shall be entitled to receive any interest on its Capital Contributions.

      3.6 Iberia Agreements. The parties acknowledge that Playboy TV UK Limited, a wholly owned subsidiary of PEGI ("PTV UK") has entered into certain agreements through Desarrollos Tecnicos Multimedia s.l. ("DTM"), relating to the distribution of Private Spice and The Adult Channel in Iberia (the "DTM Arrangement"). The parties agree and acknowledge that, notwithstanding anything to the contrary contained in the Agreement, PEGI shall have the right to modify the DTM Arrangement and enter into other arrangements, in its own right or through its Affiliates or agents, to distribute Private Spice in Iberia, as determined by PEGI in its sole and absolute discretion from time to time, including but not limited to via DTH (together with the DTM Arrangement, the "Iberia Arrangements"). The parties hereby agree that PEGI shall pay over to the Company fifty percent (50%) of the net revenues that it receives from the Iberia Arrangements, net of all payments due and payable to its agents relating to the Iberia Arrangement and any withholding required by applicable law, following the end of the applicable quarter. It is understood and agreed that the initial sales agent for distribution of Private Spice in Iberia other than the DTM Arrangement will be Imagen pursuant to the Sales Services Agreement.

                                   ARTICLE IV
           ALLOCATIONS OF NET INCOME AND NET LOSSES AND DISTRIBUTIONS

      4.1 Allocations of Net Income and Net Loss. Net Income and Net Loss shall be allocated to the Members in accordance with Article 1 of Exhibit B.

      4.2 Distribution of Distributable Cash by the Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Management Committee shall cause the Company to distribute Distributable Cash on a quarterly basis to the Members, which distributions shall be made to the Members in proportion to their Percentage Interests as of the end of the relevant quarter.

      4.3 Form of Distribution. Except as provided in Section 12.7, a Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members. Except upon a dissolution and the winding up of the Company, no Member may be compelled to accept a distribution of any asset in kind.

      4.4 Restriction on Distributions.

            4.4.1 Restriction. No distribution shall be made if, after giving effect to the distribution:

            (a) The Company would not be able to pay its debts as they become due in the usual course of business.

            (b) The Company's total assets would be less than the sum of its total liabilities.

            4.4.2 Method of Determination.  The Management  Committee may base a determination that a distribution is not prohibited on any of the following: (i) financial statements prepared on the basis of accounting practices and principles that are generally consistent with those used to prepare the Company's audited financial statements; (ii) a fair valuation; or (iii) any other method that is reasonable in the circumstances.

            Except as provided in Section 17254(e) of the Corporations Code, the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within one hundred twenty (120) days after the date of authorization, or the date payment is made if it occurs more than one hundred twenty (120) days of the date of authorization.

            4.4.3 Personal Liability. A Member or Manager who votes for a distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member or Manager did not act in compliance with the terms of this Agreement. Any Member or Manager who is so liable shall be entitled to compel contribution from (a) each other Member or Manager who also is so liable and (b) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of this Agreement or the Act.

      4.5 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

      4.6 Withholding. Notwithstanding any other provision of this Agreement, the Management Committee is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any federal, state, local or foreign withholding requirement with respect to any payment, allocation or distribution by the Company to any Member or other person. Any amount withheld pursuant to the preceding sentence shall be treated as a distribution to the Member to which such amount would have been distributed under this Agreement but for the withholding. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any item previously paid, allocated or distributed to such Member, such Member or any successor or assignee with respect to such Member's interest hereby indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such unsatisfied withholding requirement, as the case may be, and any penalties assessed on such amounts.

                                    ARTICLE V
                      MANAGEMENT AND CONTROL OF THE COMPANY

      5.1 The Management Committee.

            5.1.1 General Scope of Authority. The business and affairs of the Company shall be managed by a management committee of the Company (the "Management Committee") appointed and constituted in the manner provided in
Section 5.2 hereof. The Management Committee shall be responsible for all aspects of the operations and development of the Company and, except as otherwise expressly provided for in this Agreement, the Management Committee shall have exclusive authority and full discretion with respect to the management of the business of the Company and shall have the exclusive right, power and authority to cause the Company to do, or cause to be done, all acts and actions which in its sole judgment are necessary, proper, convenient or desirable in order to operate and conduct the business of the Company and to carry out and fulfill the purposes of the Company.

            5.1.2 Veto Rights. Notwithstanding anything to the contrary contained in this Agreement: (i) the Lifford Managers may (so long as Lifford or any of its Affiliates is a Manager) and the PEGI Managers may (so long as PEGI or any of its Affiliates is a Manager) veto any decision of the

Management Committee to perform, or cause the Company to perform, any of the acts or transactions described in subsections (d) and (h) below; and (ii) the Lifford Managers may (so long as Lifford and its Affiliates hold, in aggregate, Percentage Interests equal to at least 10%) and the PEGI Managers may (so long as PEGI and its Affiliates hold, in aggregate, Percentage Interests equal to at least 10%) veto any decision of the Management Committee to perform, or cause the Company to perform, any of the following acts or transactions:

            (a) any material change in the basic business of the Company as defined in Section 2.6;

            (b) any material  acquisition or sale by the Company of any business
(whether  by  asset  purchase,   stock   purchase,   merger  or  other  business
combination);

            (c) any borrowing by the Company or making or guaranteeing loans by the Company or incurrence or guaranteeing of obligations of others by the Company in the aggregate at any time exceeding the lesser of (i) one times EBITDA of the Company for the most recent Fiscal Year or (ii) $5.0 million; provided, however, that the Company may not pledge, transfer, assign or otherwise encumber its rights under any agreements with PEI (or its Affiliates), including without limitation, any of the Related Documents, in connection with the foregoing;

            (d) the sale of all or substantially all of the assets of the Company or the merger, consolidation or reorganization of the Company with or into another Person;

            (e) the acceptance of any additional capital other than Optional Capital Contributions or Playboy Lifestyle Capital Contributions from any Member pursuant to Section 3.3;

            (f) the issuance of Membership Interests except in connection with an Optional Capital Contribution or a Playboy Lifestyle Capital Contribution for a Member pursuant to Section 3.3;

            (g) other than pursuant to the Related Documents, transactions with any Member or any Affiliate of any Member;

            (h) commencement by the Company of a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or consent by the Company to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case under any such law; or consent by the Company to the appointment of or taking of possession by a receiver, trustee or other custodian for all or substantially all of its property; or making by the Company of a general assignment for the benefit of creditors;

            (i) any amendment, modification or waiver relating to a Related Document;

            (j) any distribution by the Company on the Membership Interests other than distributions of Distributable Cash;

            (k) loans by the Company to any Member or any Affiliate of any Member;

            (l) the selection or replacement of the Company's accountants if the selected or replacement accountants are not one of the following firms:
PricewaterhouseCoopers, LLP, KPMG, LLP, Ernst & Young, LLP or Deloitte & Touche LLP or

            (m) (i) filing any tax return or (ii) making any tax election or taking any position with respect to any examination audit or proceeding by a taxing authority that could have an adverse impact on any Member or the Company.

      The PEGI Managers and the Lifford Managers shall cause the Company to enforce the veto rights set forth in this Section to apply to the Company's Subsidiaries.

      5.2 Members of the Management Committee; Appointment and Removal; Voting.

            5.2.1 For so long as Lifford (or its Affiliates) and PEGI (or its Affiliates) are the only Members, the Management Committee shall consist of five members, three representatives selected by Lifford (the "Lifford Managers") and two representatives selected by PEGI (the "PEGI Managers"). The number of Managers shall not be amended without the approval of both the Lifford and the PEGI Managers. No other Member shall have the right to appoint Managers. Each member of the Management Committee is referred to as a "Manager", and, collectively, as the "Managers". A Manager need not be a resident of the State of California or a citizen of the United States. To the fullest extent permitted by law, no Manager shall be deemed an agent or sub-agent of the Company. Each Member, by execution of this Agreement, agrees to, consents to, and acknowledges the delegation of powers and authority to such Managers and the Management Committee, and to the actions and decisions of such Managers and the Management Committee within the scope of such Manager's and Management Committee's authority as provided herein. No Manager shall have the authority in his capacity as a Manager to enter into any transaction on behalf of the Company.

            5.2.2 Each of Lifford and PEGI shall have the absolute and unconditional right from time to time to designate the Managers appointed by it by delivery of written notice to the Members. A Manager may be removed with or without cause at the sole discretion of the Member that appointed that Manager by delivery of written notice to the other Members. A vacancy on the Management Committee may only be filled by the Member that originally appointed the Manager whose death, disability, removal or resignation created such vacancy. Each of Lifford and PEGI shall also have the right to appoint alternates to each Manager by designating the name of such alternates in a written notice to the other Members. In case of the absence of a Manager, any individual designated as an alternate for that Manager shall have the right and power to exercise all rights and powers of the absent Manager.

            5.2.3 The current Lifford Managers and PEGI Managers will serve on the Management Committee until their death, disability, removal or resignation.

            5.2.4 Except as provided in Section 5.1.2 or as otherwise specifically provided in this Agreement, the affirmative vote of Managers holding the Majority Interests shall be required for any decision or approval of the Management Committee or to cause the Company to engage in any act or transaction. The Managers shall have voting power in proportion to the ratio of Percentage Interests held by the Member appointing them. All Managers appointed by a Member will collectively exercise such voting power and each Member entitled to designate Managers will designate one Manager to vote on behalf of all Managers appointed by such Member in the event of a disagreement among the Managers appointed by such Member.

      5.3 Meetings of the Management Committee.

            5.3.1 Regular quarterly meetings of the Management Committee shall be held without call or notice at such time as shall from time to time be fixed by standing resolution of the Management Committee. Special meetings of the Management Committee may be held at any time whenever called by any Manager. Written Notice of a special meeting of the Management Committee shall be given to the other Managers by the Manager calling the meeting at least seventy-two (72) hours before such special meeting.

            5.3.2 All meetings of the Management Committee shall be held at such location as the Management Committee shall agree by majority vote; provided, however, at least one (1) meeting per year shall be held in Miami or Los Angeles as the Management Committee shall agree by majority vote. The presence of at least one Lifford Manager and at least one PEGI Manager at a duly noticed meeting of the Management Committee shall constitute a quorum for the transaction of business; provided, however, that with respect to the taking of any action for which the vote of any Managers may be excluded or any matter for which a unanimous vote is required to take action (e.g., pursuant to Section 5.1.2), the presence of at least one Manager appointed by each Member whose Managers are entitled to vote on such action shall constitute a quorum for purpose of taking such action. Managers may participate in a meeting through the use of conference telephone or similar communications equipment, and such Managers shall be considered present in person as long as all Managers participating in such meeting can hear one another.

            5.3.3 Every act of the Management Committee taken at any meeting of the Management Committee, however called and noticed or wherever held, shall be as valid as though made or performed at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Managers not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to such Manager, signs a written waiver of notice or a written consent to holding such meeting or approval of the minutes thereof.

            5.3.4 Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting if one Lifford Manager and one PEGI Manager consent thereto in writing, and the writing is filed with the minutes of proceedings of the Management Committee.

      5.4 Delegation of Authority; General Manager and Other Officers.

            5.4.1 General Power to Delegate Authority. The Management Committee may delegate the right, power and authority to manage the day-to-day business, affairs, operations and activities of the Company to any officer of the Company or Management Co. pursuant to the Management Services Agreement, or to any other Person with the prior approval of the PEGI Managers, subject to the ultimate direction, control and supervision of the Management Committee; provided, however, that no officer or other Person, including without limitation Management Co., shall be authorized to take any action or engage in any activity where unanimous approval of the Management Committee is required or where the approval of a specified Person is required, without first obtaining the required approvals.

            5.4.2 The General Manager. The Members intend that the Management Committee delegate the management of the day-to-day business, affairs, operations and activities of the Company to a general manager (the "General Manager"). Subject to the supervisory powers of the Management Committee, the General Manager shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Management
Committee are carried into effect. The General Manager shall have the power to execute any agreements and instruments on behalf of the Company, except where the execution thereof shall be expressly reserved by the Management Committee or delegated by the Management Committee to some other officer or agent of the Company. The General Manager shall have such other powers and duties as may be prescribed by the Management Committee or this Agreement.

            5.4.3 Duties of the General Manager. Unless and until any of the following duties are delegated to another officer by the Management Committee, the General Manager shall:

            (a) attend all meetings of the Management Committee and all meetings of the Members, unless directed not to do so by the Management Committee, and record all the proceedings of the meetings in a book to be kept for that purpose;

            (b) give, or cause to be given, notice of all special meetings of the Management Committee and all meetings of the Members;

            (c) keep, or cause to be kept, at the principal executive office, a register, or a duplicate register, showing the names of all Members and their addresses, their Percentage Interests, and all documents described in this Agreement or required under the Act to be maintained at the principal executive office of the Company;

            (d) keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, Membership Interests and Economic Interests, which books of account shall at all reasonable times be open to inspection by any Manager or his/her representatives;

            (e) have or supervise the custody of the funds and securities of the Company, keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee;

            (f) disburse or cause to be disbursed the funds of the Company as may be ordered by the Management Committee, taking proper vouchers for such disbursements, and render to the Management Committee, at their regular meetings, or when Members so require, at a meeting of the Members, an account of the financial condition of the Company; and

            (g) prepare or cause to be prepared the various financial statements and reports required to be delivered to the Members in this Agreement.

            5.4.4 Additional Officers. The Company may have such other officers with such powers and duties as the Management Committee shall determine from time to time.

            5.4.5 Officers Serve at the Pleasure of the Management Committee. Subject to whatever rights an officer may have under a contract of employment with the Company, all officers of the Company shall serve at the pleasure of the Management Committee. Other than the renewal on substantially similar terms of the employment agreement of an officer, including, but not limited to the General Manager, of the Company (a "Renewal"), the Company shall not enter into any new employment agreement or amend any existing employment agreement with an officer of the Company, including, but not limited to, the General Manager, without the prior approval of the PEGI Managers during any of the following time periods: (i) the period of time commencing upon the receipt of an Offer Notification from Lifford pursuant to Section 9.3 hereof and expiring on the later of (a) the date that PEGI may no longer exercise its right of first offer or (b) the date of closing on PEGI's purchase of the additional Membership Interests pursuant to such right of first offer; (ii) the period of time commencing upon the receipt of a Third-Party Transfer Notice pursuant to Section
9.4 hereof and expiring on the later of (a) the date that PEGI may no longer exercise its right of first refusal of (b) the date of closing on PEGI's purchase of the additional Membership Interests pursuant to such right of first refusal; and (iii) the period of time commencing upon PEGI's notice that it is exercising its buy-up option pursuant to Section 9.8 hereof and expiring upon the closing of PEGI's purchase of additional Membership Interests pursuant to such buy-up option; provided, however, that any Renewal during any such time periods shall not be for a term extending beyond the end of such time periods and shall not result in the Company being subject to any liabilities with respect to such officer after the end of such time periods.

      5.5 Interested Party Transactions.

            5.5.1 Approval. Except for transactions provided in the Related Documents, the Company shall only engage in a transaction with a Member or any Affiliate of a Member if the transaction is on terms and conditions fair and reasonable to the Company and at least as favorable to the Company as those generally available in a similar transaction between parties operating at arm's length and is approved by the Management Committee. A transaction shall conclusively be deemed to have met the above requirements if, after full disclosure, the transaction is unanimously approved by the Management Committee. In addition, any transaction between the Company and any member of the Cisneros Group, for so long as any such member directly or indirectly holds an interest in Claxson, shall be subject to the approval of the PEGI Managers. Each Member agrees to disclose to the Management Committee the nature and extent of the interest of such Member and its Affiliates in any transaction to be acted on by the Management Committee pursuant to this Section 5.5.1 prior to such action. Subject to applicable law, if a Member or an Affiliate thereof engages in a transaction with the Company, such Member and/or such Affiliate shall have the same rights and obligations with respect thereto as a Person who is not a Member.

            5.5.2 Termination and Remedies. With respect to any contract between the Company and a Member or any Affiliate of a Member, including but not limited to every Related Document, the Managers appointed by the Members independent of such contract shall have the right, acting by majority vote, to determine what actions, if any, should be taken upon the other party's default or non-performance and to cause the Company to exercise any and all remedies it may have under such contract or applicable law, including without limitation, the termination of such contract.

            5.5.3 Priority of Payments. Except for payments to be made pursuant to the Playboy Lifestyle Note, to the extent such note has not been capitalized pursuant to Section 3.3.2, the General Manager and the Management Committee shall cause any payments made to Lifford and its Affiliates to be made pari passu with payments to be made to PEGI and its Affiliates.

      5.6 Performance of Duties; Liability of Managers.

            5.6.1 Standards. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. The Managers shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company.

      5.7 Management Company. The Members intend that the General Manager delegate certain of the day-to-day operational and financial responsibilities of the Company to Management Co., subject to the terms and conditions of the Management Services Agreement. Such services shall be rendered under the supervision of the General Manager and, as set forth in the Management Services Agreement, shall include, without limitation, the following services: financial management, payroll services and accounting; collections and accounts payable; facilities acquisition and management; and management of day to day business and legal affairs.

      5.8 Insurance. The Members shall cause the Company to secure errors and omissions and other customary liability insurance for the Company covering exhibitions of programming by the Company, which insurance policies shall meet Claxson's customary standards, and liability and other insurance covering the activities of the Company consistent with good business customs and practices in the Territory and the other locations in which the Company conducts business. All insurance policies shall name each Member and their respective Affiliates as named insureds.

                                   ARTICLE VI
                        BUSINESS PLANS AND ANNUAL BUDGETS

      6.1 The Business Plan.

            6.1.1 The Business Plan. The Management Committee and the General Manager shall conduct the business of the Company in accordance with the three year Business Plans and the Annual Budgets (each as defined below), as adjusted from time to time by the Management Committee. The financial model for the operation of the Company and the Channels, as annually updated pursuant to
Section 6.1.2, is the "Business Plan."

            6.1.2 Additions to Business Plan. The Business Plan shall be updated annually by the Management Committee not later than sixty (60) days prior to the conclusion of the then current Fiscal Year and each Business Plan so adopted shall cover the next three (3) consecutive Fiscal Years.

      6.2 Annual Budgets. The annual update to the Business Plan shall include a budget for the coming Fiscal Year (the "Annual Budget"). The General Manager will prepare the Annual Budget and present it to the Management Committee for approval at least sixty (60) days prior to commencement of the applicable Fiscal Year. The approved Annual Budget for a given Fiscal Year will supersede the data contained in the Business Plan for that Fiscal Year.

            6.2.1 Adjustment to Annual Budget. Beginning January 1, 2003 and ending December 31, 2003, the Company shall spend one million dollars ($1,000,000) to produce Company Produced Programming (the "Company Produced Programming Budget") and shall spend one million two hundred thousand dollars ($1,200,000) for marketing purposes (the "Marketing Budget") for the Channels in each case not including any amounts spent on the Playboy Lifestyle Programming Service. For each subsequent Fiscal Year during the term of the Program Supply Agreement, the Company shall spend the Company Produced Programming Budget and the Marketing Budget, each of which shall be adjusted each Fiscal Year by any change in the CPI. Notwithstanding the foregoing, pursuant to Section 9.2 of the Program Supply Agreement, in the event PEGI elects not to renew the Program Supply Agreement, Sections 6.2.1, 6.2.2 and 6.2.3 herein shall terminate on January 1, 2020. Subject to Section 6.2.3, the Company shall not spend less than the annual Marketing Budget and Company Produced Programming Budget for that Fiscal Year without the prior written approval of the PEGI Managers.

            6.2.2 Required Local Programming Expenditures Allocations. In each of Fiscal Years 2004 through 2007, the Company shall spend at least seventy percent (70%) of the Company Produced Programming Budget to produce Branded Company Produced Programming and no more than thirty percent (30%) of the Company Produced Programming Budget to produce Unbranded Company Produced Programming. In each of Fiscal Years 2008 through 2022, the Company shall spend at least sixty percent (60%) of the Company Produced Programming Budget to produce Branded Company

Produced Programming and no more than forty percent (40%) of the Company Produced Programming Budget to produce Unbranded Company Produced Programming.

            6.2.3 Adjustment to Company Produced Programming Budget and Marketing Budget. In the event that the Company would be unable to meet its obligations as they become due if it met its payment obligations to PEGI pursuant to the Program Supply Agreement (a "Shortfall"), the Management Committee, in its sole discretion, may reduce the amount of the annual Company Produced Programming Budget and annual Marketing Budget by an amount equal to the Shortfall in order to allow the Company to make such payments to PEGI (a "Required Expenditure Adjustment"); provided, however, except for payments required to be made pursuant to the Playboy Lifestyle Note, the Management Committee shall cause any payments made to PEGI or Lifford and their respective Affiliates or members of the Cisneros Group, thereafter to be reduced pari passu with such Required Expenditure Adjustment; provided, further, that if the cash flow provided from operations of the Company after any Required Expenditure Adjustment is sufficient to enable the Company to make all or any part of the annual Company Produced Programming Budget or annual Marketing Budget in effect prior to such Required Expenditure Adjustment, then the Company shall fund the maximum possible local Company Produced Programming Budget and Marketing Budget until such initial annual required Company Produced Programming Budget or annual Marketing Budget has been met. The Management Committee shall make no more than two (2) such Required Expenditure Adjustments during the Term.

                                   ARTICLE VII
                             [INTENTIONALLY OMITTED]

                                  ARTICLE VIII
                                     MEMBERS

      8.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise. In the event any Member becomes personally liable for any debt, obligation or liability of the Company arising from any action or approval of the Members or Management Committee taken without the approval of such Member or the Managers appointed by such Member where such approval is required under the terms hereof, then, in addition to any other rights set forth herein, the Members taking or who appointed the Managers taking such action shall indemnify and hold harmless such Member from and against any liability, loss, claim or damage, including but not limited to, reasonable attorneys fees and cost, arising from or relating to such action.

      8.2 Admission of Additional Members. Subject to Sections 5.1.2 and 9.2, the Management Committee may admit to the Company additional Members. Any additional Members shall obtain Membership Interests and will participate in the management, Net Income, Net Losses, and distributions of the Company on such terms as are determined by the Management Committee.

      8.3 Withdrawals or Resignations. No Member may withdraw or resign from the Company.

      8.4 Termination of Membership Interest. Upon the transfer of a Member's Membership Interest in violation of this Agreement or the occurrence of a Withdrawal Dissolution Event as to such Member that does not result in the dissolution of the Company, the Membership Interest of a Member shall be terminated by the Managers designated by the other Members or such Membership Interest shall be purchased by the Company or remaining Members as provided herein. Each Member acknowledges and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

      8.5 Remuneration To Members. Except as otherwise authorized in, or pursuant to, this Agreement, no Member is entitled to remuneration for acting in the Company business, subject to the entitlement of Managers or Members winding up the affairs of the Company to reasonable compensation.

      8.6 Members Are Not Agents; No Management Authority. Pursuant to this Agreement and the Articles, the management of the Company is vested in the Management Committee. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement and except as expressly required by the Act.

      8.7 Meetings of Members.

            8.7.1 Date, Time and Place of Meetings of Members; Secretary. Meetings of Members may be held at such date, time and place within or without the State of California as the Management Committee may fix from time to time. No annual or regular meetings of Members is required. At any Members' meeting, the General Manager shall preside at the meeting and shall act as secretary of the meeting.

            8.7.2 Power to Call Meetings. Unless otherwise prescribed by the Act, meetings of the Members may be called by the Management Committee acting by majority vote or by any Member or group of Members holding more than fifteen percent (15%) of the Percentage Interests for the purpose of addressing any matters on which the Members may vote.

            8.7.3 Notice of Meeting. Written notice of a meeting of Members shall be sent or otherwise given to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at such meeting without the consent of all Members. Upon written request to the General Manager by any Person entitled to call a meeting of Members, the General Manager shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the Person calling the meeting, not less than ten (10) days nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the Person entitled to call the meeting may give the notice.

            8.7.4 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Members shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice.

            8.7.5 Validity of Action. Any action approved at a meeting other than by unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

            8.7.6 Quorum. The presence in person or by proxy of the holders of a Majority Interest shall constitute a quorum at a meeting of Members. The Members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the loss of a quorum, if any action taken after loss of a quorum (other than adjournment) is approved by at least Members holding a Majority Interest.

            8.7.7 Adjourned Meeting; Notice. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Membership Interests represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 8.7.6. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Managers shall set a new record date. At any adjourned meeting the Company may transact any business that might have been transacted at the original meeting.

            8.7.8 Waiver of Notice or Consent. The actions taken at any meeting of Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

            Attendance of a Member or its representative at a meeting shall constitute a waiver of notice of that meeting, except when the Member or such representative objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice.

            8.7.9 Action by Written Consent Without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the General Manager and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the General Manager before written consents of the number of votes required to authorize the proposed action have been filed.

            Unless the consents of all Members entitled to vote have been solicited in writing, notice of any Member approval without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval to those Members entitled to vote who have not consented in writing.

            8.7.10 Telephonic  Participation by Member at Meetings.  Members may
participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

            8.7.11 Record Date.

            (a) Fixed By Managers or Members. To enable the Company to determine the Members of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any distribution or to exercise any rights in respect of any other lawful action, the Management Committee or Members representing more than fifteen percent (15%) of the Percentage Interests, may fix, in advance, a record date, that is not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting and not more than sixty (60) days prior to any other action.

            (b) If Not Fixed. If no record date is fixed, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held. The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given. The record date for determining Members for any other purpose shall be at the close of business on the day on which the Management Committee adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of the other action, whichever is later.

            8.7.12 Proxies. Every Member entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the General Manager. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney in fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the Member or the Member's attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it, before the vote pursuant to that proxy, by a writing delivered to the General Manager stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the Person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Corporations Code Sections 705(e) and 705(f) or any successor provisions.

                                   ARTICLE IX
                      TRANSFER AND ASSIGNMENT OF INTERESTS

      9.1 Transfer and Assignment of Interests. No Member shall be entitled to transfer, assign, sell, encumber or in any way alienate or dispose of (each, a "Transfer"), including to an Affiliate, all or any portion of its Membership
Interest if such Transfer: (i) is to a party which is materially less creditworthy than the transferring Member (taking into account the obligations of such transferring Member's Affiliates under this Agreement and the Related Documents); or, (ii) would cause the termination or dissolution of the Company. Notwithstanding the foregoing, a Member shall be entitled to pledge all of such Member's Membership Interest as collateral as part of a blanket pledge of all of such Member's assets to a financial institution. Transfers in violation of this
Article 9 shall be null and void and the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company, to exercise any rights of a Member or to receive the share of one or more of the Company's Net Income, Net Losses and distributions of the Company's assets to which the transferor would otherwise be entitled. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement. If the secured party receiving a pledge of an Economic Interest of a Member forecloses on such Economic Interest, such Person shall not be admitted as a Member, shall not be entitled to further transfer or otherwise dispose of such Economic Interest without the approval of the Members and shall have no rights of a Member other than the right to receive the share of one or more of the Company's Net

Income, Net Losses and distributions of the Company's assets to which the pledging Member would otherwise be entitled.

      9.2 Further Restrictions on Transfer of Interests. In addition to other restrictions found in this Agreement, no Member shall Transfer all or any part of its Membership Interest: (a) without compliance with Section 15.1.9, and (b) if the Membership Interest to be transferred, assigned, sold or exchanged, when added to the total of all other Membership Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would cause the termination of the Company under the Code, as determined by the Managers. Notwithstanding anything to the contrary contained in this Agreement, Lifford (nor any of its respective Affiliates which may hold Membership Interests, collectively) shall not Transfer any Membership Interest to any of the Persons set forth on Exhibit E or any of such Persons' Affiliates, successors or assigns.

      9.3 Right of First Offer. In addition to other restrictions found in this Agreement, in the event any Member (such Member being herein referred to as the "Selling Member"), desires to Transfer any of its Membership Interest to any Person which is not an Affiliate of such Selling Member, and, in the case of Lifford, any member of the Cisneros Group (a "Third Party Buyer"), such Selling Member must first make a bona fide offer in good faith (including as to price and terms) to Transfer such Membership Interest to the other Members (such other Members being referred to as the "Member Offerees") on a pro rata basis and must Transfer such Membership Interest to any Member Offeree that accepts such offer as set forth below. In the event any such Selling Member desires to Transfer such offered Membership Interest, such Selling Member will notify in writing (the "Offer Notification") the Company and the Member Offerees of such desire setting forth the amount of the Membership Interest proposed to be Transferred and the proposed purchase price thereof (the "Offered Membership Interest") and other terms of the proposed sale (the "Terms"); provided, that the consideration must be in United States Dollars and must constitute a bona fide, good faith offer. For a period of thirty (30) days following the receipt of the Offer Notification, the Selling Member and the Member Offerees shall negotiate in good faith to agree upon a final purchase price and terms for the Offered Membership Interest (a "Negotiated Purchase Price"). If the Selling Member and the Member Offerees agree on a Negotiated Purchase Price, then the Member Offerees shall purchase the Offered Membership Interest at the Negotiated Purchase Price. If the Selling Member and the Member Offerees are unable in good faith to agree on a purchase price and terms, the Member Offerees shall have the right for a period of fifteen (15) days following the end of the thirty (30) day negotiation period, to elect to purchase all or any portion of its pro rata share of such Offered Membership Interest on the Terms originally set forth in the Offer Notification (the "Transfer Offer Period"). If the Member Offeree elects not to purchase the Offered Membership Interest prior to the termination of the forty-five (45) day period, such Member Offeree shall be deemed to have waived its right to purchase the Offered Membership Interest under this Section 9.3 (but not under any other section of this Agreement). If any Member Offeree desires to purchase such Offered Membership Interest, it will notify in writing (the "Purchase Notification") the Selling Member of such desire. In the event that any Member Offeree does not elect to purchase its full pro rata share of any such Offered Membership Interest, such unpurchased Offered Membership Interest will be offered by the Selling Member to the other Member Offerees (if any) subscribing to purchase the Offered Membership Interest on a pro rata basis for a period of fifteen (15) days commencing on the expiration of the Transfer Offer Period (the "Subsequent Transfer Offer Period"); provided, however, that if there is only one other Member, there shall be no Subsequent Transfer Offer Period. In the event that, after compliance with the foregoing provisions of this Section 9.3, the Member Offerees, taken together, fail to purchase all of the Offered Membership Interest, then (i) the Member Offerees shall have no right to purchase any of the Offered Membership Interest (other than pursuant to Section 9.4 or 9.8 below), and (ii) such Selling Member may offer to Transfer all of the Offered Membership Interest to any Person; provided, however, that any such Transfer must be made in accordance with the provisions set forth in
Section 9.4 below. The closing of any purchase by the Member Offerees of any of the Offered Membership Interest as provided in this Section 9.3 will take place at the offices of the Company on such date as designated by the Member Offerees occurring within fifteen (15) days after the expiration of the Subsequent Transfer Offer Period, or if there be none, the Transfer Offer Period. At such closing, the Member Offerees will be entitled to receive customary representations and warranties from the Selling Member regarding ownership and title of the Offered Membership Interest and the Company will evidence such Transfer on the books of the Company.

      9.4 Right of First Refusal.

            (a) Subject to, and after compliance with, the requirements set forth in Section 9.3 above, in the event any Selling Member desires to Transfer any of its Membership Interest to any Third Party Buyer who shall have made a written bona fide offer to purchase such Membership Interest, which, in the Selling Member's reasonable judgment, has a substantial likelihood of closing and is not subject to a financing or other material contingency other than applicable antitrust or similar clearances, provided, that such offer may be subject to a financing contingency if such offer is accompanied by financing commitments from institutions of national standing in the United States or other international institutions of comparable standing on usual and customary terms, the Selling Member will promptly furnish to the Company and all Member Offerees written notification (the "Third Party Transfer Notice") of such desire to Transfer such Membership Interest and of the bona fide offered price for such Membership Interest, the method of payment of such offered price (which must be in either cash in a Major Currency or Marketable Securities, provided that such Marketable Securities must be freely tradable upon the receipt thereof by the Selling Member), the identity of the prospective purchaser or purchasers (the "Proposed Purchaser") and all other pertinent terms and conditions of such bona fide offer to purchase such Membership Interest.

            (b) For a period of thirty (30) days commencing on the date that the Member Offerees receive the Third-Party Transfer Notice (provided, that, in the event that the price for the Membership Interest set forth in the Third Party Transfer Notice is less than 80% of the price set forth in the Offer Notification delivered by the Selling Member to the other Members pursuant to
Section 9.3, or the consideration is different than, or the terms are more favorable to the third party than the terms set forth in the Offer Notification, such period shall be extended for an additional five (5) business days, the Member Offerees will have the right to elect to purchase on a pro rata basis all (but not less than all) of the Membership Interest on the same terms and conditions as described in the Third-Party Transfer Notice and at the bona fide offer price using cash in a Major Currency if the Proposed Purchaser is using cash in a Major Currency, or using its own Marketable Securities or cash, if the Proposed Purchaser intends to use its own Marketable Securities as consideration (the "Third Party Transfer Offer Period"); provided, that if PEGI is a Member Offeree and desires to use PEI Stock as its own Marketable Securities, (i) the PEI Stock so used shall have the registration rights set forth on Exhibit G hereto; (ii) the closing of PEGI's purchase and the transfer of the PEI Stock shall occur on the effective date of the registration statement filed by PEI with respect to such PEI Stock; and (iii) the number of shares of PEI Stock issued with respect to such payment will be determined at the time the registration statement filed by PEI with respect to such PEI Stock becomes effective by dividing (x) the aggregate consideration by (y) the average closing trading price for PEI Stock for the twenty (20) trading days ending on the trading day three trading days prior to the effective date of such registration statement. Any Member Offeree desiring to purchase any Membership Interest must notify the Selling Member in writing of such desire. In the event that any Member Offeree does not elect to purchase its full pro rata share of any Membership Interest proposed to be Transferred, such unpurchased Membership Interest will be offered by the Selling Member to the other Member Offerees (if any) subscribing to purchase Membership Interests on a pro rata basis for a period of 15 days commencing on the expiration of the Third-Party Transfer Offer Period (the "Subsequent Third Party Transfer Offer Period"); provided, however, that if there is only one other Member, there shall be no Subsequent Third Party Transfer Offer Period. No such Membership

Interest may be made available for purchase by any Proposed Purchaser pursuant to the remaining provisions of this Section 9.4 unless and until all Member Offerees have had an opportunity to purchase all such Membership Interest in accordance with the provisions of this clause (b).

            (c) Except as otherwise provided in Section 9.4(b), the closing of any purchase by the Member Offerees of any Membership Interest as provided in this Section 9.4 will take place at the offices of the Company on such date as designated by the Member Offerees occurring within 15 days after the expiration of the Subsequent Third-Party Transfer Offer Period, or if there be none, the Third-Party Transfer Offer Period. At such closing, the Member Offerees will be entitled to receive customary representations and warranties from the Selling Member regarding ownership and title of the subject Membership Interest and the Company will evidence such Transfer on the books of the Company.

            (d) In the event that, after compliance with the foregoing provisions of this Section 9.4, the Member Offerees fail to purchase all of the Membership Interest proposed to be Transferred by the Selling Member, then for a period of one-hundred-twenty (120) days commencing on the date that no Member Offeree remains entitled to exercise its right to purchase any Membership Interest in accordance with the foregoing provisions of this Section 9.4, the Selling Member may Transfer to the Proposed Purchaser any of the Membership Interest described in the Third-Party Transfer Notice which the Member Offerees are not purchasing; provided, however, that (1) any such Transfer to the Proposed Purchaser must be made for the consideration and upon the terms and conditions set forth in the Third-Party Transfer Notice, (2) any such transfer to the Proposed Purchaser remains subject to those restrictions on transfers contained in this Agreement, including the restrictions on transfer included in this Article 9, and (3) at the closing of any such Transfer, the Proposed Purchaser executes and delivers to the Company a counterpart of, or an agreement adopting, this Agreement. Such Member Offerees who fail to purchase all of the Membership Interest proposed to be transferred by the Selling Member shall be deemed to have consented to the Transfer of the Membership Interest to the Third-Party Transferee. If the Selling Member shall not consummate the Transfer of such remaining Membership Interest to the Proposed Purchaser within such one-hundred-twenty (120) day period, such Membership Interest shall remain subject to the provisions of this Agreement and the Seller Member shall not thereafter Transfer any such Membership Interest to any Person without again first complying with all of the provisions of this Agreement.

      9.5 Substitution of Members. A transferee of a Membership Interest shall have the right to become a substitute Member only if (a) the requirements of Sections 9.1 and 9.2 relating to securities and tax requirements hereof are met,
(b) the requirements of Sections 9.3 and 9.4 relating to rights of first offer and rights of first refusal are met, (c) such Person executes an instrument reasonably satisfactory to the Management Committee accepting and adopting the terms and provisions of this Agreement, and (c) such Person pays any reasonable expenses in connection with its admission as a new Member. The admission of a Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

      9.6 Effective Date of Permitted Transfers. Any permitted transfer of all or any portion of a Membership Interest shall be effective as of the first business day following the date upon which the requirements of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 have been met. The General Manager shall promptly provide the Members with written notice of such transfer. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

      9.7 Rights of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under this Agreement to give an assignee the right to become a Member. If a Member is a corporation or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

      9.8 PEGI Buy-Up Option.

            (a) On or before December 23, 2022, PEGI (or its Affiliates who are then Members of the Company) has the option to acquire up to thirty and nine-tenths percent (30.9%) of additional Membership Interests in the Company (the applicable percentage from time to time being the "Initial Option Percentage") by purchasing such additional Membership Interests from Lifford (and any of its Affiliates which hold Membership Interests, collectively) (the "PEGI Buy-Up Option") provided, however; (i) that if PEGI (and its Affiliates, collectively) Transfers Membership Interests to any Person(s) which is not an Affiliate of PEGI, the Initial Option Percentage will be adjusted downward, pro rata, in accordance with the decline in PEGI's and its Affiliates' aggregate Membership Interests in the Company; (ii) in the event that Lifford receives additional Membership Interests in the Company, the Initial Option Percentage shall be increased in accordance with the then outstanding Membership Interests of the Company such that following the exercise by PEGI of its option to acquire the Initial Option Percentage pursuant to this Section 9.8, PEGI and any third Person not affiliated with Lifford shall hold forty-nine and nine-tenths percent (49.9%) of the Membership Interests of the Company. Starting on December 23, 2012 and continuing through December 23, 2022, PEGI (or its Affiliates who are then Members of the Company) has the option (the "Additional Buy-Up Option") to acquire up to the remaining fifty and one-tenth percent (50.1%) of additional Membership Interest in the Company (the applicable percentage from time to time being the "Second Option Percentage") by purchasing all of the additional
Membership Interests owned by Lifford (and any of its Affiliates which hold Membership Interests, collectively); provided, that PEGI (or its Affiliates) has previously or concurrently exercised its option to acquire the entire Initial Option Percentage, it being the intent of the Members that PEGI would own one hundred percent (100%) of the Membership Interests following PEGI's purchase of the Second Option Percentage, and payment therefor.

            (b) PEGI's buy-in price for the Initial  Option  Percentage  and the
Second Option Percentage will be a pro rata portion of the Fair Market Value of the Company at the time of purchase (as determined in accordance with Exhibit
C). PEGI may pay the purchase price for the Initial Option Percentage or the Second Option Percentage in cash, shares of PEI's Class B common stock ("PEI Stock") (if upon the closing of any such transaction such stock is a Marketable Security) or a combination of cash and PEI Stock, which election will be set forth in PEGI's notice that it is exercising its buy-up option. If PEGI elects to pay for some or all of its purchase with cash, it will make such payment prior to the later of (i) sixty (60) days after the delivery of such notice or
(ii) twenty (20) days after the final determination of Fair Market Value with respect to such purchase. If PEGI elects to pay for some or all of its purchase with PEI Stock, such transfer of stock will be made on or prior to the date that is the later of (i) ninety (90) days after the delivery of such notice, (ii) twenty (20) days after the final determination of Fair Market Value with respect to such purchase or (iii) the effective date of the registration statement filed by PEI with respect to the PEI Stock. The number of shares of PEI Stock issued with respect to such payment will be determined at the time the registration statement filed by PEI with respect to such shares becomes effective by dividing
(x) the aggregate consideration elected by PEGI to be paid in PEI Stock by (y) the average closing trading price for PEI Stock for the twenty (20) trading days ending on the trading day three trading days prior to the effective date of such registration statement. The closing of any purchase by PEGI as provided in this
Section 9.8 shall take place at the offices of the Company (i) on such date as mutually agreed to by PEGI and Lifford, if PEGI elects to pay the purchase price solely in cash, or (ii) if PEI elects to pay any or all of the purchase price in shares of PEI Stock, on the date on which the registration statement filed by PEI with respect to such shares is declared effective. In the event that the registration statement to be filed with respect to the PEI Stock has not become effective within one-hundred-eighty (180) days from the date of the delivery of PEGI's notice of its election to exercise the PEGI Buy-Up Option or Additional Buy-Up Option, Lifford shall have the option to either: (i) allow an extension of such one-hundred-eighty (180) day period, or (ii) refuse to allow such extension and cause the applicable option to expire, unless PEGI pays for the applicable option in cash within fifteen (15) days from the expiration of such one-hundred-eighty (180) day period. At such closing, PEGI will be entitled to receive customary representations and warranties from Lifford (and any of its Affiliates which hold Membership Interests, collectively) regarding ownership and title of the purchased Membership Interest and the Company will evidence such Transfer on the books of the Company. After the date on which the cash portion of the purchase price is due, PEGI may determine that it wishes to pay all or any part of the portion of the purchase price previously elected to be paid in PEI Stock in cash, in which event such additional cash payment will be due immediately. In the event PEGI fails to timely pay for any additional Percentage Interests for which it exercised its buy-up option, Lifford may elect either: (i) to terminate permanently PEGI's right to purchase such Percentage Interests; or (ii) to cause the Company to withhold any payments otherwise due to PEGI under this Agreement or the Program Supply Agreement or any other agreement that requires the Company to make payments to PEGI or its Affiliates and to pay such amounts to Lifford until Lifford is paid in full (including interest at the Reference Rate from the date such payment was due) for such additional interests, and Lifford will then transfer such interests to PEGI.

            (c) If PEGI pays for some or all of the Initial Option Percentage or the Second Option Percentage in PEI Stock, Lifford shall have registration rights and obligations with respect to the PEI Stock as set forth in Exhibit G.

            (d) In the event Lifford sells Membership Interests representing fifty and one-tenths percent (50.1%) or more of the Company to a third party after giving PEGI the opportunity to exercise its right of first offer and right of first refusal pursuant to Sections 9.3 and 9.4 of this Agreement (which Lifford may do at any time), the Additional PEGI Buy-Up Option will terminate.

      9.9 Claxson Control Over Membership Interest. Subject to a Member's right to transfer and assign its Membership Interest pursuant to the right of first offer in Section 9.3, right of first refusal in Section 9.4 and PEGI's Buy-Up Option in Section 9.8, at all times during the term of this Agreement, Claxson will, directly or indirectly, (i) own 100% of the Membership Interest owned by Lifford on the date of this Agreement, (ii) retain all voting rights with respect to such Membership Interest, (iii) retain all rights to participate in the management of the business, property and affairs of the Company with respect to such Membership Interest, and (iv) retain all rights to the Economic Interest with respect to such Membership Interest, subject to Claxson's right to pledge all of its indirect Membership Interest as collateral as part of a blanket pledge of all such Member's assets to a financial institution.

      9.10 Playboy Television B.V. and PTVLA U.S., LLC

            (a) The Members hereby agree and acknowledge that Playboy Television B.V., a Netherlands limited liability company ("PTV BV") has been created by the Members and their Affiliates to distribute the Channels in Spain and Mexico, that Playboy TV Holdings, LLC, a Delaware limited liability company ("PTV Holdings"), has been created by the Members and their Affiliates to serve as a holding company for PTV BV, and that PTVLA U.S., LLC, a Delaware limited liability company ("PTV US") has been created by the Members and their Affiliates to distribute the Channels in the United States, Canada and Puerto Rico. At all times during the Term, Claxson and PEI will, directly or indirectly, (i) own the same percentage ownership interest in PTV Holdings or PTV US as they may hold in the Company from time to time; (ii) in the event of transfer of any Membership Interest, transfer a corresponding percentage of such Equity Interest to the same purchaser so long as such transfer does not have a material adverse tax effect on any member of PTV Holdings or PTV US; (iii) retain all voting rights with respect to such Equity Interests, (iv) retain all rights to participate in the management of the business, property and affairs of PTV Holdings and PTV US with respect to such Equity Interests. Without the prior written consent of the PEGI Managers, Claxson and Lifford shall not, and shall cause their respective Subsidiaries and Affiliates (including without limitation PTV Holdings, PTV BV and PTV US) not to:

                  (i) take any action with respect to PTV Holdings, PTV BV or PTV US that would require the consent of the PEGI Managers as set forth in Section 5.1.2, determined as if the definition of "Company" contained therein included, for the purposes of this Section 9.10(a)(i) only, PTV Holdings, PTV BV and PTV US;

                  (ii) authorize the issuance of or issue any additional Equity Interests in PTV Holdings, PTV BV or PTV US, other than to the Company in connection with a capital contribution;

                  (iii) allow or permit PTV  Holdings  to conduct  any  business other than owning all of the issued and outstanding Equity Interests of PTV BV;

                  (iv) allow or permit PTV BV to conduct any business other than the licensing of rights from PEGI and the sublicensing of such rights in the territory of Spain and Mexico in the English, Spanish and Portuguese languages as contemplated and permitted by the Amended Affiliation Agreement;

                  (v) allow or permit PTV US to conduct any business other than the licensing of rights from the Company and the sublicensing of such rights to PEGI in the territory of the United States, Canada and Puerto Rico in the Spanish language as contemplated and permitted by the PTV US Affiliation Agreement and the Distribution Agreement;

                  (vi) amend or modify the certificate of formation, deed of incorporation, operating agreement, by-laws or any other constitutive or organizational document of PTV Holdings, PTV BV or PTV US;

                  (vii) sell any of the  assets of PTV  Holdings,  PTV BV or PTV
                        US, except in the ordinary course of business, or merge, consolidate or reorganize PTV Holdings, PTV BV or PTV US with or into another Person, other than another wholly owned Subsidiary of the Company; or

                  (viii) take any action with respect to PTV Holdings, PTV BV or
                        PTV US that would have a disproportionate adverse impact (financial or otherwise) on PEGI or its Subsidiaries or Affiliates.

            (b) In the event that PEGI at any time acquires additional Membership Interests in the Company, whether pursuant to Section 9.3, 9.4 or 9.8 hereof or otherwise, at the closing of the acquisition by PEGI of such Membership Interests, PEGI shall have the right, exercisable by written notice to Lifford not later than two days prior to the date of such closing:

                  (i) with respect to PTV Holdings and PTV BV, to elect that either: (i) Lifford or its Affiliates shall contribute to PEGI a corresponding membership interest in PTV Holdings, and in the event that PEGI so elects, Claxson shall cause Zagasse Corp., N.V., a Netherlands Antilles limited liability company ("Zagasse"), or any other Affiliate of Claxson that then holds an interest in PTV Holdings, to contribute to PEGI for no additional consideration and at no additional cost to PEGI a corresponding membership interest in PTV Holdings simultaneously with the closing of PEGI's acquisition of additional Membership Interests in the Company, such that following such closing, PEGI's membership interest in PTV Holdings shall be equal to PEGI's Membership Interest in the Company. Notwithstanding the foregoing, in the event that PEGI acquires 100% of the Membership Interests in the
                        Company, PEGI may, in lieu of acquiring all of the membership interests in PTV Holdings, elect to dissolve PTV Holdings and PTV BV. In such event, Claxson shall, and shall cause its Subsidiaries to, take all actions necessary or desirable to effect such dissolution simultaneously with, and effective as of, the closing of PEGI's acquisition of additional Membership Interests in the Company; and

                  (ii) with respect to PTV US, to elect that either: (i) Lifford or its Affiliates shall contribute to PEGI a corresponding membership interest in PTV US, and in the event that PEGI so elects, Claxson shall cause Lifford US, Inc., a Delaware corporation ("Lifford US"), or any other Affiliate of Claxson that then holds an interest in PTV US, to contribute to PEGI for no additional consideration and at no additional cost to PEGI a corresponding membership interest in PTV US simultaneously with the closing of PEGI's acquisition of additional Membership Interests in the Company, such that following such closing, PEGI's membership interest in PTV US shall be equal to PEGI's Membership Interest in the Company. Notwithstanding the foregoing, in the event that PEGI acquires 100% of the Membership Interests in the Company, PEGI may, in lieu of acquiring all of the membership interests in PTV US, elect to dissolve PTV US. In such event, Claxson shall, and shall cause its Subsidiaries to, take all actions necessary or desirable to effect such dissolution simultaneously with, and effective as of, the closing of PEGI's acquisition of additional Membership Interests in the Company.

      9.11 Venus Operations. The Members hereby agree and acknowledge that Contribution S.R.L., an Argentine limited liability company ("Venus Argentina"), and Venus TV International, Inc., a British Virgin Islands corporation ("Venus International", and together with Venus Argentina, the "Venus Entities") will be acquired by the Company to own and operate the Venus Channels in the Territory. Without the prior written consent of the PEGI Managers, the Company shall not, and shall cause Venus Argentina and Venus International not to:

            (a) Transfer the Venus Assets from the Venus Entities to any other Person, including without limitation the Company or any of its Subsidiaries or Affiliates;

            (b) allow or permit the Transfer of any assets from any other Person, including the Company and any of its Subsidiaries or Affiliates, to either or both of the Venus Entities;

            (c) allow or permit the Venus Entities to own any assets other than the Venus Assets;

            (d) operate the Venus Entities other than as stand-alone entities, provided, however, that the Company may manage either or both of the Venus entities;

            (e) allow or permit the Venus Channels to be operated other than as businesses separate and distinct from the other Channels and businesses of the Company, provided, however, that the Company may manage either or both of the Venus entities;

            (f) commingle any of the assets of a Venus Entity with any other assets of the Company and its Subsidiaries and Affiliates; or

            (g) merge the Venus Entities, merge any other Person into a Venus Entity or otherwise combine the operations of the Venus Entities with any other Person.

      9.12 Playboy Lifestyle Holding and Newco. The Members hereby acknowledge and agree that Playboy Lifestyle Holding and Newco have been formed and will soon to be formed respectively by the Company to develop, launch and operate the Playboy Lifestyle Business in the Territory, and to fund the Feasibility Study to develop the Playboy Lifestyle Channel USA in the US Lifestyle Territory whereby Playboy Lifestyle Holding will borrow up to U.S.$5,000,000 pursuant to the Playboy Lifestyle Note to fund the operation of the Playboy Lifestyle Business in the Territory through Newco. Except as may be required in connection with the Playboy Lifestyle Note or any related documents, without the prior written consent of the PEGI Managers, the Company shall not, and shall cause Playboy Lifestyle Holding and Newco not to:

            (a) take any action with respect to Playboy Lifestyle Holding and Newco that would require the consent of the PEGI Managers as set forth in
Section 5.1.2, determined as if the definition of "Company" contained therein included, for the purposes of this Section 9.12(a)(i) only, Playboy Lifestyle Holding and Newco;

            (b) authorize the issuance of or issue any additional Equity Interests in Playboy Lifestyle Holding or Newco, other than to the Company in connection with a capital contribution;

            (c) allow or permit Playboy Lifestyle Holding to conduct any business other than (x) owning all of the issued and outstanding Equity Interests of Newco, (y) issuing the Playboy Lifestyle Note and (iii) the Playboy Lifestyle Business as contemplated and permitted by this Agreement;

            (d) allow or permit Newco to conduct any business other than the Playboy Lifestyle Business as contemplated and permitted by this Agreement;

            (e)  amend  or  modify  the   certificate  of  formation,   deed  of
incorporation, operating agreement, by-laws or any other constitutive or organizational document of Playboy Lifestyle Holding or Newco;

            (f) sell any of the assets of Playboy Lifestyle Holding or Newco, except in the ordinary course of business, or merge, consolidate or reorganize Playboy Lifestyle Holding or Newco with or into another Person, other than another wholly owned Subsidiary of the Company;

            (g) take any action with respect to Playboy Lifestyle Holding or Newco that would have a disproportionate adverse impact (financial or otherwise) on PEGI or its Subsidiaries or Affiliates;

            (h) operate Playboy Lifestyle Holding and Newco other than as stand-alone entities, provided, however, that the Company may manage either or both of these entities;

            (i) allow or permit the Playboy Lifestyle Holding or Newco to be operated other than as businesses separate and distinct from the other Channels and businesses of the Company, provided, however, that the Company may manage either or both of these entities or

            (j) commingle any of the assets of Playboy Lifestyle Holding or Newco with any other assets of the Company and its Subsidiaries and Affiliates.

                                    ARTICLE X
                       CONSEQUENCES OF DEATH, DISSOLUTION
                       RETIREMENT OR BANKRUPTCY OF MEMBER

      10.1 Withdrawal Dissolution Event. Upon the occurrence of a Withdrawal Dissolution Event, the Company shall dissolve unless the remaining Members (the "Remaining Members") holding all of the remaining Membership Interests consent within ninety (90) days of the Withdrawal Dissolution Event to the continuation of the business of the Company. If the Remaining Members consent to the continuation of the business of the Company, the Remaining Members and/or, if applicable pursuant to Section 10.4, the Company shall purchase, and the Member whose actions or conduct resulted in the Withdrawal Dissolution Event ("Former Member") or such Former Member's legal representative shall sell, the Former Member's Membership Interest ("Former Member's Interest") as provided in this
Article 10 to avoid dissolution of the Company.

      10.2 Purchase Price. The purchase price for the Former Member's Interest shall be the lesser of (i) the positive Capital Account balance of the Former Member or (ii) the Fair Market Value of the Former Member's Interest. Notwithstanding the foregoing, if the Withdrawal Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price paid by the Remaining Members and/or the Company shall be reduced by an amount equal to the damages suffered by such purchasing parties as a result of such breach.

      10.3 Notice of Intent to Purchase. Within thirty (30) days after the General Manager has notified the Remaining Members as to the purchase price of the Former Member's Interest determined in accordance with Section 10.2, each Remaining Member shall notify the General Manager in writing of its desire to purchase a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member's Interest.

      10.4 Election to Purchase Less Than All of the Former Member's Interest. If any Remaining Member elects to purchase none or less than all of its pro rata share of the Former Member's Interest, then the Remaining Members can elect to purchase more than their pro rata share. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company shall purchase any remaining share of the Former Member's Interest.

      10.5 Payment of Purchase Price. The purchase price shall be paid by the Remaining Members and/or the Company, as the case may be, at the closing one-fifth (1/5) in cash and the balance of the purchase price in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. Any such payment by the Company shall be made solely out of Distributable Cash allocable to the Remaining Members. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation to pay the balance due shall be evidenced by a promissory note, and if purchased by a Remaining Member, secured by a pledge of the Membership Interest being purchased.

      10.6 Closing of Purchase of Former Member's Interest. The closing for the sale of a Former Member's Interest pursuant to this Article 10 shall be held on a business day at the principal office of the Company no later than sixty (60) days after the determination of the purchase price. At the closing, the Former Member or such Former Member's legal representative shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Interest. The Former Member or such Former Member's legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

      10.7 Purchase Terms Varied by Agreement. Nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member.

                                   ARTICLE XI
                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

      11.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with United States generally accepted accounting principles as in effect from time to time ("GAAP") and the accounting methods followed for United States federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

            (a) A current list of the full name and last known business or residence address of each Member, together with the Capital Contributions, Capital Account and Percentage Interest of each Member;

            (b) A current list of the full name and business or residence address of each Manager;

            (c) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which amendments thereto have been executed;

            (d) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

            (e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

            (f) Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

            (g) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

      11.2 Delivery to Members and Inspection.

            11.2.1 Delivery Upon Request. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the General Manager shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Sections 11.1(a), (b) and (d), and a copy of this Agreement, as amended. The General Manager shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by a Manager pursuant to a power of attorney from the Member.

            11.2.2 Inspection. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member to:

            (a) inspect and copy during normal business hours any of the Company records described in Sections 11.1(a) through (g); and

            (b) obtain from the General Manager, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

            11.2.3 Authorized Persons. Any request, inspection or copying by a Member under this Section 11.2 may be made by that Person or that Person's agent or attorney.

            11.2.4 PEI Additional Right of Inspection. Upon reasonable notice, the Company shall, and shall cause the Company's independent public accountants and outside counsel and each of the Company's employees, agents and representatives to: (i) afford the officers, employees and authorized agents, independent public accountants, outside counsel, financing sources and representatives of PEI (the "PEI Representatives") access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and to the Company's independent public accountants and outside counsel and those employees, agents and representatives of the Company who have any knowledge relating to the business, assets and properties of the Company or the Channels and (ii) furnish promptly to the PEI Representatives such additional financial and operating data and other information regarding the business, assets and properties of the Company or the Channels as PEI may from time to time reasonably request; provided, however, that PEI shall not be entitled to exercise such rights of inspection more than once in a twelve (12) month period, unless Lifford or any of its Affiliates are in breach of this Agreement, in which case there shall be no limit on the number of such inspections.

      11.3 Statements.

            11.3.1 Annual Report. The General Manager shall cause an audited annual report to be sent to each of the Members not later than thirty (30) days after the close of each fiscal year or sooner if the reporting obligations of PEI or Claxson are accelerated due to a change in applicable SEC or other regulatory requirements. The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year. The report shall be prepared in accordance with GAAP consistently applied and fairly present the results of operations and financial condition of the Company and its Subsidiaries for the periods covered thereby. Such financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company.

            11.3.2 Monthly Report. The General Manager shall cause a monthly report to be sent to each of the Members not later than twenty (20) days after the end of each month during a Fiscal Year, subject to customary year-end adjustments. The report shall contain a balance sheet as of the last day of such month and an income statement and statement of changes in financial position for the period then ended. The report shall be prepared in accordance with GAAP consistently applied and fairly present the results of operations and financial condition of the Company and its Subsidiaries for the periods covered thereby subject to customary year-end adjustments. Such financial statements will be unaudited but will prepared on a consistent basis with the Company's audited annual report described above.

            11.3.3 Tax Information. The General Manager shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members' federal and state income tax returns. The General Manager shall send or cause to be sent to each Member within ninety (90) days after the end of each taxable year such information as is necessary to complete federal, state, and local income tax or information returns, and a copy of the Company's federal, state, and local income tax or information returns for that year.

      11.4 Financial and Other Information. The General Manager shall provide such financial and other information relating to the Company, as a Member may reasonably request.

      11.5 Filings. The General Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. Within seventy five (75) days after the close of the taxable year, the General Manager shall deliver to the Managers copies of such returns for their approval pursuant to Section 5.1.2(m) prior to the filing due date. The General Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If a Manager required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Manager or Member may prepare, execute and file that document with the California Secretary of State.

      11.6 Bank Accounts. The General Manager shall maintain the funds of the Company in one or more separate bank accounts in the United States or the European Union in the name of the Company and in any other jurisdiction where the applicable laws of such jurisdiction require the Company to maintain such an account and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

      11.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Management Committee. A Manager may rely upon the advice of the Company's accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

      11.8 Tax Matters for the Company Handled by Managers and Tax Matters Member. The Management Committee shall from time to time cause the Company to make such tax elections as it deems to be in the best interests of the Company; provided, however, that the Management Committee shall not (i) file any tax return or (ii) make any tax election or take any position with respect to any examination audit or proceeding by a taxing authority that could have an adverse impact on PEGI or the Company without PEGI's prior written consent. Any failure by the Management Committee to approve unanimously any matter described in
Section 5.1.2(l) will be resolved in accordance with the procedures specified in
Article 16;  provided,  however,  that the sole arbitrator  described in Section
16.4 shall appoint one or more impartial experts to testify on the disputed matters and shall base his or her decision on such expert testimony, taking into account the interests of both parties. The Tax Matters Member (the equivalent to the Tax Matters Partner as defined in Code Section 6231) shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company's funds for professional services and costs associated therewith. The Tax Matters Member shall oversee the

Company's tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Member can no longer serve in that capacity or ceases to be a Member or Manager, as the case may be, Members holding a Majority Interest may designate another to be Tax Matters Member.

                                   ARTICLE XII
                           DISSOLUTION AND WINDING UP

      12.1 Term. The term (the "Term") of the Company shall commence on the date the Articles are filed with the Secretary of State of California and terminate on the earlier to occur of the termination of the Company as provided in the Articles or the earlier dissolution of the Company pursuant to the terms of this
Article 12.

      12.2 Dissolution Events. The Company may be dissolved prior to the termination date set forth in the Articles upon the happening of any of the following events (each, a "Dissolution Event"):

            12.2.1 Either Lifford or PEGI may elect to dissolve the Company if controlling ownership of the other Member changes (other than a change to an Affiliate of such Member); provided, however, that the parties acknowledge that Claxson and PEI are publicly held and that no change in their ownership will constitute a change of control of Lifford or PEGI, as the case may be, as long as Lifford or PEGI remain a controlled subsidiary of Claxson or PEI, as the case may be. Any such dissolution will be effective as of the later of (i) the last day of the Fiscal Year in which such dissolution event occurs or (ii) the date six (6) months after such dissolution event occurs.

            12.2.2 Any Member may without prejudice to any other remedies it may have elect to dissolve the Company by notice in writing to the other Members on or after the occurrence of any of the following:

            (a) the commission of one or more material breaches of this Agreement by the Company or another Member which are not capable of remedy;

            (b) the commission of a material breach of this Agreement by the Company or another Member which is capable of remedy (a "Remediable Breach") which shall not have been remedied within a period of thirty (30) days after the party in breach has been given notice in writing specifying that Remediable Breach and requiring it to be remedied; provided, however, that such thirty (30) day period shall be extended for such additional period, not to exceed one-hundred-twenty (120) days, as shall be reasonably necessary if that Remediable Breach is incapable of remedy within that thirty (30) day period and during that additional period the party in breach shall diligently endeavor to remedy that Remediable Breach, but only if such extension would not reasonably be expected to have a material adverse effect on the party giving notice of such breach. However, in respect of the breach of any obligation to make payment hereunder, the cure period shall not be extended as provided in the foregoing proviso.

            (c) the bankruptcy, insolvency, general assignment for the benefit of creditors or similar event or the appointment of a trustee, receiver or similar person for any Member holding a Majority Interest or of the Company;

            (d) the uncured material breach of one or more of the Program Supply Agreement or the Distribution Agreement by another Member or their Affiliates or the Company, unless in the event of a breach by the Company, the party seeking dissolution hereunder caused such breach; or

            (e) the institution by such Member of a legal proceeding against another Member to enforce against the other Member either (i) a final arbitral award or (ii) a final judgment, in each case arising out of or relating to this Agreement, the Program Supply Agreement or the Distribution Agreement.

            12.2.3 Any failure by the Company to make payments due to PEGI under the Program Supply Agreement shall be deemed to constitute a material breach hereunder by Claxson and Lifford. Each of Claxson and Lifford hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, and as a guaranty of payment when due and not of collectibility, to PEGI and its successors and assigns the prompt payment and satisfaction in full of any amounts due and owing by the Company to PEGI and its successors and assigns pursuant to the Program Supply Agreement in an amount equal to the outstanding obligation multiplied by the Percentage Interest in the Company then owned by Lifford and its Affiliates (the "Claxson Guarantee Obligation"), and each of Claxson and Lifford hereby (a) further agrees that if the Company shall fail to pay, or otherwise satisfy, in full any of such amounts when they become due, whether at stated maturity, by acceleration, demand or otherwise, it shall promptly pay the same up to amount of the Claxson Guarantee Obligation, and (b) waives, for the benefit of PEGI and its successors and assigns, (i) any right to require PEGI to proceed against the Company or any guarantor, or to proceed against, exhaust or have resort to any security held from the Company or any other guarantor, or any balance of any deposit account or credit on the books of PEGI, (ii) any right to set-offs, recoupments and counterclaims; (iii) notices, demands, presentments, protests, notices of protest and notices of dishonor and notices of any action or inaction or default under this Agreement or the Program Supply Agreement; (iv) any right of subrogation, reimbursement or indemnification that it may have against the Company and any right of contribution it may have against any other guarantor and (v) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate it or sureties, or which may conflict with the terms of this Section 12.2.3. The obligations of each of Claxson and Lifford pursuant to this Section 12.2.3 shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of any payment made by the Company to PEGI under the Program Supply Agreement is rescinded or recovered directly or indirectly from PEGI as a preference, fraudulent transfer or conveyance or otherwise. PEGI, Claxson and Lifford acknowledge that any payment obligation of Claxson or Lifford hereunder shall be limited to Lifford's (or its Affiliate's) Membership Percentage Interest at the time of such failure to make payment multiplied by the amount of the payment due and further, that the payment of such payments due shall constitute a cure of such breach. In the event that PEGI exercises the PEGI Buy-Up Option, the provisions of this Section 12.2.3 shall terminate in their entirety.

            12.2.4 PEI hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, and as a guaranty of payment when due and not of collectibility, to the Company and its successors and assigns the prompt payment and satisfaction in full of any amounts due and owing by PEGI to the Company, its successors and assigns pursuant to the Program Supply Agreement, and the Distribution Agreement, and PEI hereby (a) further agrees that if PEGI shall fail to pay, or otherwise satisfy, in full any of such amounts when they become due, whether at stated maturity, by acceleration, demand or otherwise, it shall promptly pay, or otherwise satisfy, the same and
(b) waives, for the benefit of the Company and its successors and assigns, (i) any right to require the Company to proceed against PEGI or any other guarantor, or to proceed against, exhaust or have resort to any security held from PEGI or any guarantor or any balance of any deposit account or credit on the books of the Company; (ii) any right to set-offs, recoupments and counterclaims; (iii) notices, demands, presentments, protests, notices of protest and notices of dishonor and notice of any action or inaction or default under the Program Supply Agreement or the Distribution Agreement; (iv) any right of subrogation, reimbursement or indemnification that it may have against PEGI and any right of contribution it may have against any other guarantor and (v) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate it or sureties, or which may conflict with the terms of this Section 12.2.4. The obligations of PEI pursuant to this Section 12.2.4 shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of any payment made by PEGI to the Company under the Distribution Agreement is rescinded or recovered directly or indirectly from the Company as a preference, fraudulent transfer or conveyance or otherwise, PEGI, Claxson and Lifford acknowledge that any payment obligation of PEI hereunder shall be limited to PEGI's (or its Affiliate's) Membership Percentage Interest at the time of such failure to make payment multiplied by the amount of the payment due and further, that the payment of such payments due shall constitute a cure of such breach. In the event that PEGI exercises the PEGI Buy-Up Option, the provisions of this
Section 12.2.4 shall terminate in their entirety.

      12.3 Effect of Dissolution. Upon dissolution of the Company, the Related Documents will automatically terminate and all rights and obligations of the respective parties thereunder will terminate, except for any provisions that expressly survive such termination or claims, etc. that have arisen prior to such termination. Upon dissolution of the Company, each Member shall have the right to compel the Company to be promptly wound-up and liquidated.

      12.4 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

            (a) Upon the election of the applicable Member(s) following the happening of any Dissolution Event;

            (b) Upon the entry of a decree of judicial  dissolution  pursuant to
Section 17351 of the Corporations Code;

            (c) The occurrence of a Withdrawal Dissolution Event and the failure of the Remaining Members to consent to continue the business of the Company within ninety (90) days after the occurrence of such event or the failure of the Company or the Remaining Members to purchase the Former Member's Interest as provided in Article 10; or

            (d) The sale of all or substantially all of the assets of the Company.

      12.5 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 12.4, the Managers appointed by Members whose breach or Withdrawal Dissolution Event have not caused the dissolution of the Company or, if none, the Members, shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.

      12.6 Winding Up. Upon dissolution, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managers appointed by Members whose breach or Withdrawal Dissolution Event have not caused the dissolution of the Company or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall (subject to PEGI's right under Section 12.7) either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the Fair Market Value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 12.8. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Managers or Members winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

      12.7 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its Fair Market Value to determine the Net Income or Net Loss that would have resulted if such asset were sold for such value, such Net Income or Net Loss shall then be allocated pursuant to Article 4, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the Fair Market Value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The Fair Market Value of such asset shall be determined by the Managers or by the Members or if any Member objects by an independent appraiser in accordance with Exhibit C, with a single appraiser selected by the Manager or liquidating trustee and approved by the Members; provided, however, that the Fair Market Value of the physical embodiment of any intellectual property shall be determined based on its value to a third party (i.e., to a Person other than the owner of such intellectual property). Notwithstanding the foregoing, PEGI may elect in lieu of or in addition to any other form of distribution to have distributed to it in kind or destroyed any assets of the Company that are Playboy-branded, contain Playboy-identified content or are otherwise identified as a Playboy-related product.

      12.8 Order of Payment of Liabilities Upon Dissolution.

            12.8.1 Distributions to Members. After determining that all known debts and liabilities of the Company in the process of winding-up, including, but not limited to, debts and liabilities to Members that are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

            12.8.2 Payment of Debts. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

            (a) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members or Managers to be adequate at the time of any distribution of the assets pursuant to this Section.

            (b) The amount of the debt or liability has been deposited as provided in Section 2008 of the Corporations Code.

            This Section 12.8.2 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

      12.9 Certificate of Cancellation. The Managers or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

      12.10 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 12.4. This Agreement has been drawn carefully to provide fair treatment of all parties. Accordingly, except where the Managers have failed to liquidate the Company as required by this Article 12, each Member hereby waives and renounces its right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 12.10 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

                                  ARTICLE XIII
                          INDEMNIFICATION AND INSURANCE

      13.1 Indemnification of Agents. The Company shall and hereby agrees to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person is or was a Member, Manager, officer, employee or other agent of the Company or that, being or having been such a Member, Manager, officer, employee or agent, such Person is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "Agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in their business judgment.

      13.2 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an Agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an Agent, whether or not the Company would have the power to indemnity such Person against such liability under the provisions of Section 13.1 or under applicable law.

                                   ARTICLE XIV
                                 NON-COMPETITION

      14.1 Adult Oriented Television Business Non-Competition.

            14.1.1 PEI and its Subsidiaries may not directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of or lender to, any company or business, engage, compete or participate in the Adult-Oriented Television Business in the Territory (except as provided in Section 3.6), for a period coterminous with the Term and until two (2) years after the termination of this Agreement.

            14.1.2 Claxson and its Subsidiaries may not directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage, compete or participate in the Adult-Oriented Television Business in all other territories except for the Territory for a period coterminous with the Term and until two (2) years after the termination of this Agreement.

            14.1.3 Claxson and PEI and their respective Subsidiaries may not own any interest in a Person engaged in the Adult-Oriented Television Business in the Territory, except and unless those interests are contributed to the Company, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution.

            14.1.4 If this Agreement, the Program Supply Agreement or any Related Document is terminated due to a breach by PEI, Claxson or any of their respective Subsidiaries, all non-competition restrictions on the breaching party will remain in force for an additional two (2) years, while the non-competition restrictions on the non-breaching party and its Subsidiaries will be terminated.

      14.2 Playboy Lifestyle Business Non-Competition in the Territory.

            14.2.1 Neither PEI or Claxson nor any of their respective Subsidiaries may directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of or lender to, any company or business, engage, compete or participate in the Lifestyle Media Business in the Territory for a period coterminous with the Term and until two (2) years after the termination of this Agreement.

            14.2.2 Claxson and PEI and their respective Subsidiaries may not own any interest in a Person engaged in the Lifestyle Media Business in the Territory, except and unless those interests are contributed to the Company or the Playboy Lifestyle Companies, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution.

            14.2.3 If this Agreement or the Program Supply Agreement or any Related Document is terminated due to a breach by PEI, Claxson or any of their respective Subsidiaries, all non-competition restrictions on the breaching party will remain in force for an additional two (2) years, while the non-competition restrictions on the non-breaching party and its Subsidiaries will be terminated.

      14.3 US Playboy Lifestyle Business Non-Competition in the US Lifestyle Territory.

            14.3.1 Neither PEI or Claxson nor any of their respective Subsidiaries may for a period coterminous with the US Option Period: (i) directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of or lender to, any company or business, engage, compete or participate in the Lifestyle Linear Television Business in the US Lifestyle Territory, or (ii) own any interest in a Person engaged in the Lifestyle Linear Television Business in the US Lifestyle Territory, except and unless those interests are contributed to the Company or the Playboy Lifestyle Companies, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution. If there is a US Option Confirmation, this non competition obligation will survive during the Term of this Agreement; provided however, that if (i) there is a PEI Second Rejection or (ii) the Playboy Lifestyle Channel USA is not launched in the US Lifestyle Territory within the time frame as mutually determined by the parties pursuant to Section 2.8.1, this noncompetition obligation will terminate.

            14.3.2 If Claxson fails or refuses to make a timely  Claxson  Offer,
Section 14.3.1 shall no longer be applicable, and Claxson and its Subsidiaries may not for the one (1) year period immediately following the expiration of the 90-day period to complete a Claxson Offer: (i) directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage, compete or participate in the Lifestyle Linear Television Business in the US Lifestyle Territory or (ii) own any interest in a Person engaged in the Lifestyle Linear Television Business in the US Lifestyle Territory, except and unless those interests are contributed to the Company or the Playboy Lifestyle Companies, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution. If Claxson fails or refuses to meet and confer with PEI during the 30-day period after a PEI Reply other than a US Option

Confirmation, Section 14.3.1 shall no longer be applicable, and Claxson and its Subsidiaries may not for the one (1) year period immediately following the expiration of such 30-day period: (i) directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage, compete or participate in the Lifestyle Linear Television Business in the US Lifestyle Territory or (ii) own any interest in a Person engaged in the Lifestyle Linear Television Business in the US Lifestyle Territory, except and unless those interests are contributed to the Company or the Playboy Lifestyle Companies, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution. If Claxson fails or refuses to participate during the Mediation Period, Section 14.3.1 shall no longer be applicable, and Claxson and its Subsidiaries may not for the one (1) year period immediately following the expiration of the 180-day Mediation Period: (i) directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage, compete or participate in the Lifestyle Linear Television Business in the US Lifestyle Territory or (ii) own any interest in a Person engaged in the Lifestyle Linear Television Business in the US Lifestyle Territory, except and unless those interests are contributed to the Company or the Playboy Lifestyle Companies, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution.

            14.3.3 If there is a PEI Rejection or PEI Second Rejection,  Section
14.3.1 shall no longer be applicable, and for the two (2) year period immediately following a PEI Rejection or the one (1) year period immediately following a PEI Second Rejection, PEI and its Subsidiaries may not: (i) directly or indirectly, alone or as a partner, joint venturer, member, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, engage, compete or participate in the Lifestyle Linear Television Business in the US Lifestyle Territory or (ii) own any interest in a Person engaged in the Lifestyle Linear Television Business in the US Lifestyle Territory, except and unless those interests are contributed to the Company or the Playboy Lifestyle Companies, and only with the written permission of the other Member, and such party shall not receive any consideration for such contribution.

            14.3.4 If this Agreement or the Program Supply Agreement or any Related Document is terminated due to a breach by PEI, Claxson or any of their respective Subsidiaries, all non-competition restrictions on the breaching party in this Section 14.3 will remain in force for an additional two (2) years, while the non-competition restrictions on the non-breaching party and its Subsidiaries will be terminated

      Notwithstanding anything to the contrary in the foregoing, PEI expressly acknowledges and agrees that neither the ownership or operation by Claxson or any of its Subsidiaries of any of Claxson's or any of its Subsidiaries' existing television channels shall be deemed to be a breach of this Section 14.3. Notwithstanding anything to the contrary in the foregoing, Claxson expressly acknowledges and agrees that neither the ownership or operation by PEI or any of its Subsidiaries of any of PEI's or any of its Subsidiaries' existing television channels shall be deemed to be a breach of this Section 14.3.

      14.4 Separate Covenants. The agreements contained in Sections 14.1, 14.2 and 14.3 shall be construed as a series of separate and distinct covenants, one for each (a) activity of PEI and its Subsidiaries and Claxson and its Subsidiaries, as the case may be, (b) capacity in which each of PEI and its Subsidiaries and Claxson and its Subsidiaries, as the case may be, are prohibited from competing and (c) territory in which PEI and its Subsidiaries and Claxson and its Subsidiaries, as the case may be, are carrying on or prohibited from carrying on such activity.

      14.5 Intent; Severability. Each of PEI, PEGI and Claxson intends that Sections 14.1, 14.2 and 14.3 satisfy the terms of, and be enforceable in accordance with California Business and Professions Code Section 16602.5, which authorizes any member who sells its interest in a limited liability company to enter into an agreement with the buyer of such interest to refrain from carrying on a similar business within the counties or cities in which a limited liability company carries on a like business therein. Each of PEI, on behalf of itself and its Subsidiaries (including, without limitation, PEGI), and Claxson, on behalf of itself and its Subsidiaries, recognizes that the territorial and time restrictions set forth herein are reasonable, not burdensome and are properly required by law for the adequate protection of the Company, PEI and its Subsidiaries and Claxson and its Subsidiaries. If such territorial or time restrictions or any other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court of competent jurisdiction, each of PEI and its Subsidiaries and Claxson and its Subsidiaries agrees and submits to the reduction of such territorial or time restriction or other provision to such an area or period as such court shall deem reasonable.

      14.6 Injunctive  Relief.  Each of PEI, PEGI and Claxson  acknowledges that
(a) the covenants and the restrictions contained in Sections 14.1, 14.2 and 14.3 are a material factor to such party's execution of this Agreement and are necessary and required for the protection of the Company, PEI and its Subsidiaries and Claxson and its Subsidiaries, (b) such covenants relate to matters that are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value, and (c) a breach of any of such covenants will result in irreparable harm and damages to the Company, PEI and its Subsidiaries or Claxson and its Subsidiaries, as the case may be, in an amount difficult to ascertain and that cannot be adequately compensated by a monetary award. Accordingly, in addition to any of the relief to which the Company, PEI and its Subsidiaries or Claxson and its Subsidiaries, as the case may be, may be entitled at law or in equity, the Company, PEI and its Subsidiaries and Claxson and its Subsidiaries, as the case may be, shall be entitled to temporary and/or permanent injunctive relief from any breach or threatened breach of the provisions of Sections 14.1, 14.2 and 14.3 without proof of actual damages that have been or may be caused to such Persons by such breach or threatened breach.

                                   ARTICLE XV
                      MEMBER REPRESENTATIONS AND WARRANTIES

      15.1 Representations and Warranties by Each Member. Each Member hereby represents and warrants to, and agrees with, the other Members, and the Company, as follows:

            15.1.1 Experience. By reason of such Member's business or financial experience, such Member is capable of evaluating the risks and merits of an investment in the Membership Interest and of protecting such Member's own interests in connection with this investment.

            15.1.2 No  Advertising.  Such  Member has not seen,  received,  been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

            15.1.3 Investment Intent. Such Member is acquiring the Membership Interest for investment purposes for such Member's own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other Person will have any direct or indirect beneficial interest in or right to the Membership Interest.

            15.1.4 Purpose of Entity. Such Member was not organized for the specific purpose of acquiring the Membership Interest.

            15.1.5 Economic Risk. Such Member is financially able to bear the economic risk of an investment in the Membership Interest, including the total loss thereof.

            15.1.6 No Registration of Membership Interest. Such Member acknowledges that the Membership Interest has not been registered under the Securities Act of 1933 (as amended, the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on such Member's representations, warranties, and agreements herein.

            15.1.7 Membership Interest in Restricted Security. Such Member understands that the Membership Interest is a "restricted security" under the Securities Act in that the Membership Interest will be acquired from the Company in a transaction not involving a public offering, and that the Membership Interest may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Membership Interest must be held indefinitely. In this connection, such Member understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for such SEC Rule 144 to be available for resale of "restricted securities".

            15.1.8 No Obligation to Register. Such Member represents, warrants, and agrees that the Company is under no obligation to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist such Member in complying with any exemption from registration and qualification.

            15.1.9 No Disposition in Violation of Law. Without limiting the representations set forth above, and without limiting the other provisions of this Agreement relating to the transfer of Membership Interests, such Member will not make any disposition of all or any part of the Membership Interest which will result in the violation by such Member or by the Company of the Securities Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, such Member agrees not to make any disposition of all or any part of the Membership Interest unless and until:

            (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

            (b) (i) Such Member has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Member has furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law; and

            (c) In the case of any disposition of all or any part of the Membership Interest pursuant to SEC Rule 144, in addition to the requirements set forth above, such Member shall promptly forward to the Company a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with SEC Rule 144. If SEC Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition have changed from its present interpretations thereof, such Member shall provide the Company with such additional documents as the General Manager may reasonably require.

            15.1.10 Investment Risk. Such Member acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by such Member of its entire investment in the Company, that such Member understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest.

            15.1.11 Restrictions on Transferability. Such Member acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible for such Member to liquidate such Member's investment in the Company.

            15.1.12 Information Reviewed. Such Member has received and reviewed all information such Member considers necessary or appropriate for deciding whether to purchase the Membership Interest.

            15.1.13 No Representations By Company. No Person has at any time represented, guaranteed or warranted to such Member that such Member may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of the Managers or any other Person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Company.

            15.1.14 Consultation with Attorney. Such Member has been advised to consult with such Member's own attorney regarding all legal matters concerning an investment in the Company and the tax consequences of participating in the Company, and has done so, to the extent such Member considers necessary.

            15.1.15 Tax Consequences. Such Member acknowledges that the tax consequences to such Member of investing in the Company will depend on such Member's particular circumstances, and such Member will look solely to, and rely upon, such Member's own advisers with respect to the tax consequences of this investment.

            15.1.16 No Assurance of Tax Benefits. Such Member acknowledges that there can be no assurance that the Code or the Treasury Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.

      15.2 Indemnity. Each Member shall indemnify and hold harmless the Company, each and every Manager, each and every other Member, and any officers, directors, shareholders, managers, members, employees, partners, agents, attorneys, accountants, registered representatives, and control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Claim"), by reason of or arising from any misrepresentation or misstatement of facts or omission to represent or state facts made by such Member including, but not limited to, the information and representations in this Agreement, against losses, liabilities, and expenses of the Company, each and every Manager, each and every other Member, and any officers, directors, shareholders, managers, members, employees, partners, attorneys, accountants, agents, registered representatives, and control persons of any such Person (including attorneys' fees, judgments, fines, and amounts paid in settlement, payable as incurred) incurred by such Person in connection with such action, suit, proceeding, or the like.

      15.3 Procedure. If a claim by a third party is made against an indemnified party, the indemnified party will promptly notify the indemnifying party of such claim. Failure to so notify the indemnifying party will not relieve the indemnifying party of any liability which the indemnifying party might have, except to the extent that such failure materially prejudices the indemnifying party's legal rights. The indemnifying party will have the obligation after receipt of such notice to undertake, conduct and control such claim through counsel of its own choosing and at its expense. If, within thirty (30) days of such notice, the indemnifying party has not undertaken, conducted nor controlled such claim through counsel, the indemnified party shall have the right to undertake, conduct and control such claim through counsel of its own choosing and the indemnifying party shall be responsible for paying all such reasonable, documented expenses at the expense of the indemnifying party.

                                   ARTICLE XVI
                               DISPUTE RESOLUTION

      16.1 Alternate Dispute Resolution. Except as set forth in Section 16.10, any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Article 16, which shall be the sole and exclusive procedures for the resolution of any such disputes; provided, however, that this Article shall not apply to any dispute concerning the validity, ownership or control of the trademarks licensed by PEI to the Company pursuant to the Program Supply Agreement or the copyrights to any programming supplied by PEGI pursuant to the Program Supply Agreement, and instead any such dispute shall be litigated in a court of law. The Company and the Members intend that these provisions shall be valid, binding, enforceable and irrevocable and shall survive any termination of this Agreement or any of the other Related Documents.

      16.2 Notification and Negotiation. If the Company or any Member wishes to assert a dispute with the Company or any other Member arising out of or relating to this Agreement, such Person shall promptly notify the Company and/or such other Member in writing of such dispute and shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. Within five (5) business days of the receipt by a party of a notice of the existence of a Dispute ("Notice"), the receiving party shall submit a written response to the other party ("Response"). Both the Notice and the Response shall include (i) a statement of each party's position with regard to the Dispute and a summary of arguments supporting that position; and (ii) the name and title of the senior executive who will represent that party in attempting to resolve the Dispute pursuant to this Section. Within five (5) business days of receipt of the Response, the designated executives shall meet and attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such negotiations shall be admissible for any purpose in any subsequent proceedings. If any Dispute is not resolved for any reason within twenty (20) days of receipt of Notice (or within such longer period as to which the parties have agreed in writing), then, on the request of any party the Dispute shall be submitted to arbitration in accordance with Sections 16.3 to 16.9 herein.

      16.3 Arbitration Rules. Any Dispute not timely resolved in accordance with
Section 16.2 shall be finally and exclusively settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA") then in effect (the "Rules"), except as modified herein. The arbitration shall be held in Los Angeles, California. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

      16.4 Selection of Arbitrators. If the Dispute (including claims and counterclaims) is for less than $5 million, there shall be one arbitrator. The parties shall have fifteen (15) days from the receipt by the respondent of the demand for arbitration to agree on an arbitrator. If the parties fail to timely agree, on the request of any party such arbitrator shall be appointed by the AAA in accordance with the Rules and the procedures set forth herein. If the Dispute (including claims and counterclaims) is for more than $5 million, there shall be three neutral and impartial arbitrators of whom the claimant and the respondent shall each appoint one, within fifteen (15) days of the receipt by respondent of a copy of the demand for arbitration. The two arbitrators so appointed shall select a third arbitrator to serve as presiding arbitrator, such selection to be made within twenty (20) days of the selection of the second arbitrator. If any arbitrator is not appointed within the time limits set forth herein, such arbitrator(s) shall be appointed by the AAA in accordance with the Rules and the procedures set forth herein. There shall be no restriction on the nationality of any arbitrator. Any arbitrator appointed by the AAA shall be either a retired judge with experience in international commercial cases or a practicing attorney with at least 15 years experience with large commercial cases and experience as an international arbitrator. The AAA shall send simultaneously to each party an identical list of at least nine arbitrator candidates, and each party shall be permitted to strike two names from the list, rank the remaining arbitrators in order of preference and return the list to the AAA within ten (10) days of the transmittal date. If a party does not return the list within the time specified, all persons named therein shall be considered acceptable. From among the persons who remain on both lists and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of an arbitrator to serve.

      16.5 Arbitration Procedures. The hearing on the merits shall be held as expeditiously as possible, if practicable no later than four (4) months after the appointment of a single arbitrator or five (5) months after the appointment of the third arbitrator, as applicable. The hearing shall, if practicable, last no longer than ten (10) days, which shall be consecutive, if possible. The award, which shall be in writing and shall briefly and concisely state the findings of fact and conclusions of law on which it is based, shall be rendered, if practicable, within twenty (20) days of the close of the hearing. In rendering an award, the arbitrator(s) shall be required to follow the law of the State of California. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator(s) shall have the authority to award the costs of the arbitration (including attorneys' fees and expenses) to the prevailing party. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. Any costs or fees (including attorneys' fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.

      16.6 Effect of Arbitration. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or modify or vacate any temporary or preliminary relief issued by a court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

      16.7 Statute of Limitations. The statute of limitations of the State of California applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for by the preceding paragraphs of this Article 16.

      16.8 Service of Process. The Company and each Member agrees that service by registered or certified mail, return receipt requested, delivered to such party at the address provided in Section 17.10 (Notices) will be deemed in every respect effective service of process upon such Person for all purposes of these provisions relating to mediation and arbitration. The Company and each Member irrevocably submits to the jurisdiction of the courts of the State of California and to any federal court located within such state for the purpose of any action or judgment with respect to this Agreement, regardless of where any alleged breach or other action, omission, fact or occurrence giving rise thereto occurred. The Company and each Member hereby irrevocably waives any claim that any action or proceeding brought in California has been brought in any inconvenient forum.

      16.9 Additional Arbitration Provisions. The Company and each Member shall take all actions necessary for awards and other judgments resulting from the provisions set forth above to be recognized and enforceable in the respective jurisdictions of organization of the Company, the Members and the other parties to the Related Documents and, to the extent necessary, in other jurisdictions in the Territory.

      16.10 Availability of Equitable Relief. Notwithstanding the foregoing provisions of this Article 16, the Company and the Members acknowledge that a material breach of this Agreement, the Program Supply Agreement or the Distribution Agreement by a party thereto may result in irreparable harm to the Company or a Member for which there is no adequate remedy at law. Accordingly, if the Company or any Member reasonably believes that the Company or another Member, as the case may be, (i) has materially breached this Agreement, the Program Supply Agreement or the Distribution Agreement and (ii) said breach will create irreparable harm to such Person for which there is not adequate remedy at law, the allegedly harmed party shall be entitled to preliminary, temporary or permanent equitable relief in any Federal or State Court of competent jurisdiction located in the State of California.

                                  ARTICLE XVII
                                  MISCELLANEOUS

      17.1 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

      17.2 Time is of the Essence. All dates and times in this Agreement are of the essence.

      17.3 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

      17.4 Currency; Payments.

            17.4.1 All amounts due from one Member to another Member, from the Company to one or more Members or from one or more Members to the Company pursuant to this Agreement and the other Related Documents shall be paid in U.S. Dollars. If any portion of such payment is calculated on the basis of revenues received in other currencies, such revenues shall be calculated using the exchange rate published in the Wall Street Journal or as quoted by the Central Bank of any country in the Territory, as of the business day immediately preceding the date on which the payment initially is due. Such exchange rate shall also apply to any portion of a payment which is permitted to be deferred, regardless of whether such deferred payment is represented by a promissory note or other instrument.

            17.4.2 All payments owing pursuant to this Agreement and the other Related Documents will be made by wire transfer of immediately available funds, net of any withholding required by applicable law. Each Member and the Company will from time to time designate one or more accounts into which such payments will be made and may designate one or more Affiliates to receive such payments.

            17.4.3 Unless otherwise indicated, any payment hereunder or under the other Related Documents not made when due will bear interest from the date due to and including the date of payment in full at a rate equal to the Reference Rate as in effect on the date payment was due.

            17.4.4 Each Member agrees for the benefit of the other Members that if any payment owing by it under this Agreement is precluded or limited by a restriction imposed by the jurisdiction of organization or operation of such Member or the jurisdiction where such Member's funds are deposited, then an Affiliate of such Member not subject to such restriction shall make the required payment.

      17.5 Governing Law. This Agreement has been negotiated and entered into in the State of California and all questions with respect to this Agreement and the relationships of the parties hereunder will be governed by the internal laws of the State of California, regardless of the choice of law principles of California or any other jurisdiction.

      17.6 Authority. Each Member represents that (i) it has full power and authority to enter into and perform this Agreement, (ii) this Agreement is the valid and binding obligation of such Member, enforceable against it in accordance with its terms, and (iii) the performance by such Member of its obligations under this Agreement does not violate any law, rule or regulation binding on such Member or such Member's charter documents.

      17.7 Assignment; No Third Party Beneficiary. Neither the Company nor any Member shall assign its rights or delegate its obligations hereunder without written consent of all of the Members except to an Affiliate of the Company or such Member; provided that no such assignment shall relieve the assignor of its obligations. The provisions of this Agreement are for the benefit only of the Company and the Members, and no third party may seek to enforce or benefit from these provisions except that the Persons indemnified by the Company pursuant to
Section 13.1 shall be third party beneficiaries of this Agreement with respect to such Section only and shall have independent standing to enforce or benefit from such Section. References to a party by name herein shall also be deemed to be references to such party's permitted successors and assigns.

      17.8 Agreement Negotiated. The Members are sophisticated and have been represented by lawyers throughout the negotiation and execution of this Agreement who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe the presumption of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

      17.9 Waivers; Remedies Cumulative, Amendments, etc.

            17.9.1 No failure or delay by the Company or any Member in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by any of them of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

            17.9.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

            17.9.3 No provision of this Agreement may be amended, modified, waived, discharged or terminated, other than by the express written agreement of all of the Members nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party(ies) not in breach.

      17.10 Notices. All notices, requests, demands and other communications required to be given under this Agreement shall be in writing and shall conclusively be deemed to have been duly given to each Member (a) when hand delivered, (b) the next business day if sent by a generally recognized overnight courier service that provides written acknowledgement by the addressee of receipt, or (c) when received, if sent by facsimile (with appropriate answer back) or other generally accepted means of electronic transmission addressed as follows:

            If to PEGI to:

            Playboy Entertainment Group, Inc.
            Attention:  President
            2706 Media Center Drive
            Los Angeles, CA 90065
            United States of America
            Fax Number:  (323) 276-4500

            with a copy to:

            Playboy Enterprises, Inc.
            Attention:  General Counsel
            680 North Lake Shore Drive
            Chicago, IL 60611
            United States of America
            Fax Number:  (312) 266-2042

            with a copy to:

            Playboy Entertainment Group, Inc.
            Attention: Business and Legal Affairs
            2706 Media Center Drive
            Los Angeles, CA 90065
            United States of America
            Fax Number: (323) 276-4502

            if to Lifford to:

            Lifford International Co. Ltd.
            c/o Claxson Interactive Group, Inc.
            Attention: General Counsel
            1550 Biscayne Boulevard
            Ground Floor
            Miami, FL  33132
            Fax Number:  (305) 894-4803

            with a copy to:

            Paul Berkowitz, Esq.
            Greenberg Traurig, P.A.
            1221 Brickell Avenue
            Miami, Florida 33131
            Fax Number: (305) 961-5685
            if to the Company to:

            Playboy TV - Latin America, LLC
            c/o Claxson Interactive Group Inc.
            Attention:  General Counsel
            1550 Biscayne Boulevard
            Ground Floor
            Miami, FL  33132
            Fax Number:  (305) 894-4803

            with copies to PEGI and Claxson

or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

      17.11 Public Announcements. Unless otherwise unanimously agreed by the Management Committee or as required by law or by the stock exchange on which any Member's stock, or the stock of any direct or indirect parent of a Member, is traded, no public announcement will be made by any of the Company, any Member, any Manager, the General Manager or any other officer of the Company or any of their respective Affiliates with respect to the subject matter of this Agreement.

      17.12 Survival. Notwithstanding the termination of this Agreement, the dissolution of the Company, or a Member's ceasing to be a Member under this Agreement, the following sections of this Agreement, as set forth as of the date hereof or as hereafter amended by agreement in writing signed by both PEGI and Lifford, shall survive indefinitely and be enforceable by PEGI or Lifford:
Section 12.7, Section 13.1, Article 14, Article 16 and this Section 17.12.

      17.13 Confidentiality. Unless otherwise unanimously agreed by the Management Committee or as required by law or by the stock exchange on which any Member's stock, or the stock of any direct or indirect parent of a Member, is traded, no public announcement will be made by any of the Company, any Member, any Manager, the General Manager or any other officer of the Company or any of their respective Affiliates with respect to the subject matter of this Agreement.

            17.13.1 General Confidentiality Requirements. Each Member shall and shall cause its Affiliates to, maintain the confidentiality of all information of a confidential or proprietary nature, which it may have or acquire regarding customers, business, finances, assets or affairs of the Company or the other Members or its Affiliates, except for any information, which is (a) generally available to the public or becomes generally available to the public other than through disclosure in violation of this Agreement, (b) required to be disclosed by applicable law or to enforce the provisions of this Agreement and the Related Documents, or (c) disclosed to its representatives (which term shall be deemed to include their banks, private investors, independent accountants and legal counsel); provided, such Member causes such representatives to comply with the confidentiality requirements of this Agreement.

            17.13.2 Exceptions to the General Confidentiality Requirements.

            (a)  Notwithstanding  anything  stated to the  contrary  in  Section
17.12.1 above, to the extent any Member invites a third party to participate as an equity or non-equity investor or other provider of finance (a "Third Party") in or to such Member or its respective Affiliates, the Members agree that such Member may provide to such Third Party and its representatives (which term shall be deemed to include their banks, private investors, independent accountants and legal counsel), subject to the execution of an appropriate confidentiality agreement, copies of (i) this Agreement, (ii) the Related

Documents, (iii) any other agreement by and between any of the parties that relate to the Company and transactions contemplated by this Agreement and the Related Documents, and (iv) any other financial or other information that would be reasonable in the circumstances for a potential investor to require. Notwithstanding the foregoing, no such information will be provided until a confidentiality agreement to the benefit of the Members, in a form and substance reasonably acceptable to the Members, has been signed by the Third Party.

            (b)  Notwithstanding  anything  stated to the  contrary  in  Section
17.13.1 above, Claxson, PEI and the Members may provide to any institutional investors and analysts and their representatives (which term shall be deemed to include their independent accountants and legal counsel), subject to the execution of an appropriate confidentiality agreement, such information concerning the Company as is conventional to assist (i) such institutional investors in deciding whether to invest or (ii) such analysts to prepare their reports; provided, however, that no information may be disclosed to any entity pursuant to this Section 17.13.2(b) without the prior written consent of the Management Committee, with such consent only being withheld upon reasonable determination by the Management Committee that the disclosure of such information would reasonably be expected to cause harm, including with respect to its competitive position, to the Company.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement.

                                    PLAYBOY ENTERTAINMENT GROUP, INC.



                                    By: Reid Nathan
                                       -----------------------------------------
                                       Name:Reid Nathan
                                       Title:V.P. Business and Legal Affairs


                                    LIFFORD INTERNATIONAL CO. LTD.



                                    By: Amaya Arizstoy
                                       -----------------------------------------
                                       Name:Amaya Arizstoy
                                       Title:

Solely in connection with Article 14, Sections 2.8, 2.9, 2.10, 9.8 and 12.2.4 and Exhibit G of this Agreement, agreed to and accepted by:

                                    PLAYBOY ENTERPRISES, INC.



                                    By: Alejandro Inglesias
                                       -----------------------------------------
                                       Name:Alejandro Inglesias
                                       Title:


Solely in connection  with Article 14,  Sections 2.8, 2.9,  2.10,  9.9, 9.10 and
12.2.3 and Exhibit G, agreed to and accepted by:


                                    CLAXSON INTERACTIVE GROUP INC.



                                    By: Roberto Vivo
                                       -----------------------------------------
                                       Name:Roberto Vivo
                                       Title:

                                    EXHIBIT A

                     CAPITAL CONTRIBUTION / CAPITAL ACCOUNT
                            AND ADDRESSES OF MEMBERS

                               AS OF APRIL 1, 2002

Playboy TV - Latin America, LLC

                                          Member's            Member's              Member's          Percentage
           Member's Name                  Address         Capital Account     Capital Contribution     Interest
Playboy Entertainment Group, Inc.    See Section 17.10      ($  381,000)           $ 5,692,000           19%

Lifford International Co. Ltd.       See Section 17.10      ($1,637,000)           $24,260,000           81%

Playboy TV Holdings, LLC

                                          Member's            Member's              Member's          Percentage
           Member's Name                  Address         Capital Account     Capital Contribution     Interest
Playboy Entertainment Group, Inc.    See Section 17.10        $ 74,470                 $ --              19%

Zagasse Corp, N.V.                   See Section 17.10        $334,530                 $ --              81%

                                    EXHIBIT B

                                 TAX ALLOCATIONS

                                    ARTICLE 1
                      ALLOCATION OF NET INCOME, NET LOSSES
                        AND OTHER ITEMS AMONG THE MEMBERS

      1.1 Capital Accounts.

            (a) A separate capital account shall be maintained for each Member (a "Capital Account"). Such Member's Capital Account shall from time to time be
(i) increased by (A) the amount of money and the Gross Asset Value of any property contributed by the Member to the Company (net of liabilities secured by the property or to which the property is subject), and (B) the Net Income and any other items of income and gain specially allocated to the Member under Paragraph 1.3, and (ii) decreased by (A) the amount of money and the Gross Asset Value of any property distributed to the Member by the Company (net of liabilities secured by the property or to which the property is subject), and
(B) the Net Losses and any other items of deduction and loss specially allocated to the Member under Paragraph 1.3.

            (b) For purposes of this Paragraph 1.1, an assumption of a Member's unsecured liability by the Company shall be treated as a distribution of money to that Member. An assumption of the Company's unsecured liability by a Member shall be treated as a cash contribution to the Company by that Member.

            (c) In the event that assets of the Company other than money are distributed to a Member in liquidation of the Company, or in the event that assets of the Company other than money are distributed to a Member in kind, in order to reflect unrealized gain or loss, Capital Accounts for the Members shall be adjusted for the hypothetical "book" gain or loss that would have been realized by the Company if the distributed assets had been sold for their Gross Asset Values in a cash sale. In the event of the liquidation of a Member's interest in the Company, in order to reflect unrealized gain or loss, Capital Accounts for the Members shall be adjusted for the hypothetical "book" gain or loss that would have been realized by the Company if all Company assets had been sold for their Gross Asset Values in a cash sale.

      1.2 Allocation of Net Income and Net Losses. After giving effect to the special allocations set forth in Paragraph 1.3 below, Net Income and Net Losses of the Company for each Fiscal Year shall be allocated to the Members in accordance with their respective Percentage Interests.

      1.3 Special Allocations. The following special allocations shall be made in the following order:

            (a) Minimum Gain Chargeback. Subject to the exceptions set forth in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during a Company Fiscal Year, each Member shall be specially allocated items of income and gain for Capital Account purposes for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain during such year (which share of such net decrease shall be determined under Treasury Regulation Section 1.704-2(g)(2)). It is intended that this Paragraph 1.3(a) shall constitute a "minimum gain chargeback" as provided by Treasury Regulation Section 1.704-2(f).

            (b) Member Nonrecourse Debt Minimum Gain Chargeback. Subject to the exceptions contained in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse

Debt Minimum Gain during a Company Fiscal Year, any Member with a share of such Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) as of the beginning of such year shall be specially allocated items of income and gain for Capital Account purposes for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain (which share of such net decrease shall be determined under Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(g)(2)). It is intended that this Paragraph 1.3(b) shall constitute a "partner nonrecourse debt minimum gain chargeback" as provided by Treasury Regulation Section 1.704-2(i)(4).

            (c) Nonrecourse Deductions. Any Nonrecourse Deductions shall be allocated to the Members in accordance with their Percentage Interests.

            (d) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions shall be allocated to the Member that takes the Economic Risk of Loss for the Member Nonrecourse Debt to which such deductions relate as provided in Treasury Regulation Section 1.704-2(i)(1).

            (e) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Company income and gain for Capital Account purposes for such Fiscal Year shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Paragraph 1.3(e) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 1 have been tentatively made as if this Paragraph 1.3(e) were not in the Agreement.

            (f) Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulation Section l.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

            (g) No Excess Deficit. To the extent that any Member has or would have, as a result of an allocation of loss (or an item thereof), an Adjusted Capital Account Deficit, such amount of loss (or an item thereof) shall be allocated to the other Members in accordance with this Paragraph 1.3, but in a manner which will not produce an Adjusted Capital Account Deficit as to any such Member.

            (h) Curative Allocations. The allocations set forth in this Paragraph 1.3 shall be taken into account for purposes of equitably adjusting subsequent allocations of Net Income and Net Losses, and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items to each Member shall be equal to the net amount that would have been allocated to each such Member if such allocations had not occurred.

            (i) It is the intent of the allocation provisions of this Exhibit B that the distributions to the Members pursuant to Article 12 will be equal to the positive Capital Account balances of the Members (as determined after taking into account all Capital Account adjustments for the year prior to any liquidating distributions). If such Capital Account Balances would otherwise not satisfy the intent described in the preceding sentence, then the Manager shall reallocate items of gross income or deduction for the year of such liquidating distributions (and, if necessary, for prior taxable years of the Company for which amended tax returns can be and are filed) such that, to the extent possible, the positive Capital Account balances of the Members (as determined after taking into account all Capital Account adjustments for the year of liquidation) will be equal to the distributions to be received by the Members pursuant to Article 12.

      1.4   Allocation of Certain Tax Items.

            (a) Except as otherwise provided in this Paragraph 1.4, all items of income, gain, loss or deduction for federal, state and local income tax purposes shall be allocated in the same manner as the corresponding "book" items are allocated under Paragraph 1.2 (as a component of Net Income or Net Losses), or 1.3.

            (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value thereof (computed in accordance with subparagraph (i) of the definition of the term Gross Asset Value herein).

            (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of the term Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

            (d) In the event the Company has in effect an election under Section 754 of the Code, allocations of income, gain, loss or deduction to affected Members for federal, state and local tax purposes shall take into account the effect of such election pursuant to applicable provisions of the Code.

            (e) Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Paragraph 1.4 are solely for federal, state and local tax purposes and shall comprise the information furnished to such Members in their Schedule K-1s each year. Except to the extent allocations under this Paragraph 1.4 are reflected in the allocations of the corresponding "book" items pursuant to Paragraph 1.2 (as a component of Net Income or Net Losses), or 1.3, allocations under this Paragraph
1.4 shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Agreement.

            (f) To the extent possible, any tax credits shall be allocated in accordance with each Member's Percentage Interest.

      1.5 Allocation Between Assignor and Assignee. The portion of the income, gain, losses, credits, and deductions of the Company for any Fiscal Year of the Company during which a Membership Interest is assigned by a Member (or by an assignee or successor in interest to a Member), that is allocable with respect to such Membership Interest shall be apportioned between the assignor and the assignee of the Membership Interest on whatever reasonable, consistently applied basis selected by the Manager and permitted by the applicable Treasury Regulations under Section 706 of the Code.

                                    ARTICLE 2
                                   DEFINITIONS

            As used in this Exhibit B, the following terms shall have the following meaning:

            "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is treated for purposes of the Treasury Regulations as being obligated to restore to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "Company   Minimum   Gain"  with  respect  to  any  year  means  the
"partnership minimum gain" computed in accordance with the principles of Section l.704-2(d)(1) of the Treasury Regulations.

            "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

            "Economic Risk of Loss" shall have the meaning provided by Sections 1.704-2(b)(4) and 1.752-2 of the Treasury Regulations.

            "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company; and

the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, (provided, that in the case of either (a) or (b), if the Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company within the meaning of Section 1.704-(b)(2)(iv)(g) of the Treasury Regulations); and (c) the liquidation of a Member's interest in the Company or the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and Paragraph 1.3(f) hereof, provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the Members determine that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

if the Gross Asset Value of any asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing gains or losses from the disposition of such asset.

            "Member Nonrecourse Debt" means liabilities of the Company treated as "partner nonrecourse debt" under Section 1.704-2(b)(4) of the Treasury Regulations.

            "Member  Nonrecourse  Debt  Minimum  Gain"  means an  amount of gain
characterized  as  "partner   nonrecourse  debt  minimum  gain"  under  Treasury
Regulation Section 1.704-2(i)(2) and 1.704-2(i)(3).

            "Member Nonrecourse Deductions" in any year means the Company deductions that are characterized as "partner nonrecourse deductions" under Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations

            "Net Income" and "Net Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss, as applicable for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section
1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph shall be subtracted from such taxable income or loss; (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii), (iii) and (iv) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses; (iv) gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition thereof, and (vi) notwithstanding any other provision of this paragraph, any items which are specially allocated pursuant to Paragraph 1.4 hereof shall not be taken into account in computing Net Income and Net Losses.

            "Nonrecourse Deductions" in any year means the Company deductions that are characterized as "nonrecourse deductions" under Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

            "Nonrecourse Liabilities" means liabilities of the Company treated as "nonrecourse liabilities" under Section l.704-2(b)(3) and 1.752-1(a)(2) of the Treasury Regulations.

            "Treasury Regulations" means the income tax regulations (including temporary and proposed) promulgated under the Code.

            Other Definitions. All other capitalized terms used in this Exhibit B shall have the same meaning as in the text of the Agreement.

                                    EXHIBIT C

                                 CALCULATION OF
                                FAIR MARKET VALUE

            As used in the Agreement, the term "Fair Market Value" shall mean the price at which a willing seller would sell and a willing buyer would buy the asset for which the determination of value is being made, having full knowledge of the facts, in an arm's length transaction without time constraints, and without being under any compulsion to buy or sell. The determination of the Fair Market Value of an asset shall, without duplication of deduction, be reduced by the amount of any liens, claims, encumbrances or liabilities relating to such asset. The Fair Market Value of a fractional interest in an asset shall be equal to the appropriate pro rata portion of the Fair Market Value for the entire asset, without any further reduction on account of the fractional ownership.

            As soon as  practicable  after  the  receipt  of any  notice  or the occurrence of any event requiring the determination of the Fair Market Value of the Company or other asset, the Members shall confer and use their reasonable best efforts to determine the same. If the Members agree upon the determination of the Fair Market Value of the Company or other asset, such determination shall be final and binding upon the parties for all purposes. If any Member shall give notice to the other Member(s) requesting determination of such amount or value by appraisal, or the parties have been unable to agree on the Fair Market Value, then the Members shall consult for the purpose of appointing a mutually-acceptable qualified independent expert. If the Members are unable to agree on an expert within a three-day period, each Member shall select its own expert within a 10 day period, which shall provide its own determination within thirty (30) days after its appointment. In the event that the two experts' determination are not identical or differ by ten percent (10%) or less then, the Fair Market Value shall be the average of those two determinations and the Fair Market Value as so determined shall be final and binding upon the Members for all purposes. In the event that the two experts' determination differ by more than ten percent (10%) and the Members cannot then agree on the Fair Market Value, then the experts shall choose a third expert within a three day period, which shall also provide with its own determination. Such third independent expert shall report its determination with thirty (30) days after its appointment. The Fair Market Value shall be the average of the two determinations, which are closest in their determinations of Fair Market Value (i.e., the outlier will be disregarded). In the event that the third expert's determination falls exactly halfway between the other two experts' determination, the third expert's determination shall be the Fair Market Value. The Fair Market Value as so determined shall be final and binding upon the Members for all purposes. Any expert selected pursuant to this provision shall not be affiliated with any Member (and in the case of Lifford, to any member of the Cisneros Group or any of its Affiliates) nor shall it have provided other investment banking services to such Member (and in the case of Lifford, to any member of the Cisneros Group or any of its Affiliates) during the preceding 12 months and shall be an investment banking firm of national standing in the United States or other qualified firm of comparable standing with prior experience in appraising assets comparable to the asset(s) at issue. If any Member fails to appoint an independent expert as required under this provision, the Member shall forfeit its rights to appoint an independent expert, and the determination of Fair Market Value by (or on behalf of) the other Member shall be final and binding for all purposes hereunder. If the Members agree on an expert, then the Company shall pay the fees and costs of the appraisal; otherwise, each Member shall pay the fees and costs of the expert it selects and the fees and costs of the third expert shall be borne by the Member whose expert provided the disregarded determination, or if there is no disregarded determination, then the costs of the third expert shall be borne by the Members equally.

                                    EXHIBIT D

                             [Intentionally Omitted]

                                    EXHIBIT E

                             RESTRICTED TRANSFEREES

Gold Group International Ltd.
Northern and Shell Plc
Paul Raymond Organisation Ltd. (Club; Mayfair)
Private Media Group Inc.
Pout TV
Sapphire
Sport Newspapers Ltd.
Zone Vision Enterprises Limited

Dennis Publishing, Inc. (Maxim)
General Media International, Inc. (Penthouse)
LFP, Inc. (Hustler)
New Frontier Media, Inc.
Vivid Entertainment Group
Vivid Video, Inc.
Vivid Video International, Inc.
VCA Pictures
Wicked Pictures

                                    EXHIBIT F

                             [Intentionally Omitted]

                                    EXHIBIT G

                               REGISTRATION RIGHTS

      All terms used herein not otherwise defined shall have the meaning ascribed to them in the Operating Agreement.

      In the event that PEGI elects to pay all or part of the PEGI Buy-up Option and Additional Buy-Up Option with shares of PEI Class B common stock (the "Issued Stock"), PEI agrees to grant Lifford the following registration rights in connection with the Issued Stock:

1. Resale Registration. Promptly following the exercise of the PEGI Buy-Up Option and Additional Buy-Up Option, if Issued Stock is to be used as consideration, PEI will prepare and file, a shelf registration statement on Form S-3, or any successor or other appropriate form (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Issued Stock and will use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as reasonably practicable. Once the Registration Statement has become effective, PEI will use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for a period of time terminating on the first to occur of (a) the date that is nine (9) months after the date the Registration Statement is declared effective and (b) the date on which Lifford has sold or otherwise disposed of all of the Issued Stock, in each case as such period may be extended pursuant to Sections 2 and 3.

2. Blackout Periods. Notwithstanding anything to the contrary contained herein, PEI will be entitled to postpone and/or suspend for a period of time, not to exceed one hundred twenty (120) days (a "Blackout Period"), the use of any Registration Statement pursuant to Section 1, if PEI reasonably determines that the offering of any Issued Stock by Lifford would impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving PEI or any of its affiliates, or require disclosure of material information as to which disclosure at that time would not be in the best interest of PEI and its stockholders; provided, however, that the Blackout Period will earlier terminate upon public disclosure by PEI of such material information or completion of such a transaction. Upon notice by PEI to Lifford of such determination, Lifford agrees to (i) keep the fact of any such notice strictly confidential, (ii) promptly halt any offer, sale, trading or transfer by Lifford of any Issued Stock for the duration of the Blackout Period set forth in such notice (or until earlier terminated by PEI) and (iii) promptly halt any use, publication, dissemination or distribution of any registration statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until earlier terminated by PEI). In the event PEI gives such notice, PEI shall extend the effectiveness of the Registration Statement pursuant to Section 1 for a period of time equal to the length of the Blackout Period. PEI may not impose a Blackout Period during the sixty (60) day period immediately following the date the Registration Statement is declared effective.

3. Suspension of Dispositions. Lifford agrees that upon receipt of any notice (a "Suspension Notice") from PEI of the happening of any event of the kind which, in the opinion of PEI, requires the amendment or supplement of any prospectus, Lifford will forthwith discontinue disposition of Issued Stock until Lifford's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing by PEI that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus (the period from the receipt of any Suspension Notice to the date of receipt by Lifford of copies of any additional or supplemental filings and written notice from PEI that the use of the prospectus may be resumed being referred to as a "Suspension Period"), and, if so directed by PEI, Lifford will deliver to PEI all copies of the prospectus covering such Issued Stock, current at the time of receipt of the Suspension Notice. PEI will use commercially reasonable efforts to prepare and cause to become effective any such amendment or supplement as promptly as practicable. In the event PEI delivers a Suspension Notice to Lifford, PEI shall extend the effectiveness of the Registration Statement pursuant to Section 1 for a period of time equal to the Suspension Period.

4. Information by Lifford. Lifford shall furnish to PEI such information regarding Lifford and the distribution proposed by Lifford as PEI may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in Section 1.

5. Conduct of Sales by Lifford. Claxson and Lifford hereby covenant and agree that, during the period commencing upon the receipt by Lifford of notice from PEGI of its intent to exercise the PEGI Buy-Up Option or Additional Buy-Up Option and to pay some or all of the purchase price in PEI Stock and terminating upon the effectiveness of the Registration Statement, Claxson, Lifford and their Subsidiaries and Affiliates (collectively, the "Lifford Parties") shall not, directly or indirectly, whether or not then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, or dispose of (collectively, a "Disposition") any shares of PEI Stock, nor will any Lifford Party engage in any hedging transaction which would result in a Disposition of PEI Stock by such Lifford Party;
      including, without limitation, effecting any short sale (whether or not such short sale is against the box) of PEI Stock or maintaining any short position in shares of PEI Stock. The Lifford Parties hereby further agree
      (i) that all sales of Issued Stock will be conducted in a commercially reasonable manner, and (ii) to use all commercially reasonable efforts in their selling activities, whether prior to or after the effectiveness of the Registration Statement, not to adversely affect the trading value of PEI Stock.

6. Legends; Securities Laws Compliance. Lifford acknowledges that any Issued Stock will bear any and all appropriate state and federal securities law legends. Lifford agrees that it will comply with all state and federal securities laws relating to the sale and distribution of Issued Stock, including delivering the prospectus provided by PEI for resales pursuant to the Registration Statement. In addition, Lifford agrees not to take any action that would prevent the distribution of Issued Stock included in the Registration Statement to be made in accordance with the plan of distribution set forth in the Registration Statement. Lifford agrees to notify PEI promptly in writing upon the sale by Lifford of any Issued Stock covered by the Registration Statement.

                                    EXHIBIT H

                                RELATED DOCUMENTS

"Related Documents" means the following agreements as amended from time to time in accordance with their terms:

1. Third Amended and Restated Operating Agreement for Playboy TV - Latin America, LLC, a California limited liability company ("PTVLA"), dated November 10, 2006 by and between Playboy Entertainment Group, Inc., a Delaware corporation ("PEGI"), and Lifford International Co. Ltd. (BVI), a British Virgin Islands corporation ("Lifford").

2. Amended and Restated Playboy TV - Latin America Program Supply and Trademark License Agreement, dated November 10, 2006, by and between PEGI and PTVLA.

3. Second Amended and Restated Distribution Agreement, dated the date hereof, by and between PEGI, PTVLA U.S., LLC, a Delaware limited liability company ("PTV US") and PTVLA.

4. Transfer Agreement, dated as of December 23, 2002, by and among Playboy Enterprises, Inc., a Delaware corporation ("PEI"), PEGI, Playboy Enterprises International, Inc., a Delaware corporation ("PEII"), Claxson Interactive Group Inc., a British Virgin Islands corporation ("Claxson"), Carlyle Investments LLC, a Delaware limited liability company ("Carlyle") (in its own right and as a successor in interest to Victoria Springs Investments Ltd., a British Virgin Islands corporation ("VSI")), Carlton Investments LLC, a Delaware limited liability company ("Carlton") (in its own right and as a successor in interest to VSI), Lifford, and Playboy TV International, LLC, a Delaware limited liability company ("PTVI").

5. Master Termination and Successor Agreement, dated as of December 23, 2002, by and among PEI, PEGI, Playboy.com, Inc., a Delaware corporation ("Playboy.com"), PTVI, Lifford, Carlyle, Carlton, and Claxson, in its own right and as successor in interest to Morehaven Investments, Inc., a British Virgin Islands corporation.

6.    Notice, dated as of December 23, 2002, given by Lifford to Playboy.com.

7. Letter Agreement, dated December 23, 2002, by and among PEI, PEGI, Claxson and PTVLA.

8. Venus Contribution Agreement, dated as of December 23, 2002, by and among Claxson, Lifford, PTVLA and PEGI.

9. Amended and Restated Management Services Agreement, dated the date hereof, by and between Claxson USA II , Inc., a Florida corporation ("Claxson USA"), and PTVLA.

10. Amended and Restated Sales Services Agreement, dated as of the date hereof and effective as of December 1, 2004, by and between Imagen and PTVLA.

11. Program Origination Services Agreement, dated the date hereof, by and between Imagen and PTVLA.

12. Termination and Release Agreement, dated as of the date hereof and effective as of June 1, 2005, by and between Claxson Playout, Inc., a Florida Corporation, formerly know as The Kitchen, Inc. and PTVLA.

13. First Amended and Restated Web Site Revenue Share Agreement, dated the date hereof, by and among Playboy.com, Claxson and PTVLA.

14. Contribution Agreement, dated as of December 22, 2002 and effective as of March 31, 2002, by and among PEGI, AdulTVision Communications, Inc., a Delaware corporation, Carlyle and Carlton.

15. Amended and Restated Affiliation Agreement, dated the date hereof, by and between PTVLA and Playboy Television B.V., a Netherlands limited liability company ("PTV BV").

16. Amended and Restated Affiliation Agreement, dated the date hereof, by and between PTVLA and PTV US.

17. Affiliate Agreement Termination Agreement, dated as of December 23, 2002, by and between PTVI and Claxson.

18. Master Termination and Release Agreement, dated the date hereof, by and among Imagen, Contribution S.A., an Argentine corporation ("Venus Argentina") and Venus TV, Inc., a British Virgin Islands corporation ("Venus International").

19. Termination and Release Agreement, dated the date hereof, by and between Claxson USA and Venus International.

20. Master Termination, Consent and Release Agreement, dated the date hereof and effective as of December 1, 2004, by and between Troy, Imagen, PTVLA and Venus International.

21. Amended and Restated Sales Services Agreement, dated as of the date hereof and effective as of December 1, 2004, by and between Imagen and Venus Argentina.

22. Sales Services Agreement, dated as of the date hereof and effective as of December 1, 2004, by and between Imagen and Venus International.

23. Senior Secured Credit Promissory Note, dated the date hereof, issued by Playboy Lifestyle Holding.

24. Pledge and Security Agreement, dated the date hereof, by and among Playboy Lifestyle Holding, PTVLA and Lifford.

25. Sub-Licensing Agreement, dated the date hereof, by and between Playboy Lifestyle Holding and PTVLA.

26. Operating Agreement of Playboy Lifestyle Holding, LLC, dated as of October 10, 2006, by and between PTVLA and Playboy Lifestyle Holding.

27. Wireless Distribution Agreement, dated September 1, 2005, by and between Playboy.com and PTVLA.

28. Satellite Transponder Segment Agreement, dated the date hereof, by and between Claxson USA and PTVLA.

29. License Agreement dated July 30, 2003 between El Sitio Management, S.A. and Playboy.com.

30. Amended and Restated Amendment and Assignment Agreement, dated as of the date hereof and effective as of September 22, 2004, by and among Imagen, El Sitio, Inc., a British Virgin Islands corporation, Claxson and Playboy.com.